===============================================================================



                                ----------------


                              AGRILINK FOODS, INC.,
                                    AS ISSUER


                           THE GUARANTORS NAMED HEREIN


                                       AND


                        IBJ SCHRODER BANK & TRUST COMPANY

                                   AS TRUSTEE

                                  $200,000,000

                   11-7/8% SENIOR SUBORDINATED NOTES DUE 2008

                                 ---------------

                                    INDENTURE
                          Dated as of November 18, 1998

                                 ---------------


===============================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                Indenture
Section                                                                Section
-------                                                              ----------
310  (a)(1)...................................................       7.10
     (a)(2)...................................................       7.10
     (a)(3)...................................................       N.A.
     (a)(4)...................................................       N.A.
     (a)(5)...................................................       7.10
     (b)......................................................       7.08; 7.10; 12.02
     (b)(1)...................................................       7.10
     (c)......................................................       N.A.
311  (a)......................................................       7.11
     (b)......................................................       7.11
     (c)......................................................       N.A.
312  (a)......................................................       2.05
     (b)......................................................       12.03
     (c)......................................................       12.03
313  (a)......................................................       7.06
     (b)(1)...................................................       N.A.
     (b)(2)...................................................       7.06
     (c)......................................................       7.06; 12.02
     (d)......................................................       7.06
314  (a)......................................................       4.02; 4.03; 12.02
     (b)......................................................       N.A.
     (c)(1)...................................................       12.04
     (c)(2)...................................................       12.04
     (c)(3)...................................................       N.A.
     (d)......................................................       N.A.
     (e)......................................................       12.05
     (f)......................................................       N.A.
315  (a)......................................................       7.01(b)
     (b)......................................................       7.05; 12.02
     (c)......................................................       7.01(a)
     (d)......................................................       7.01(c)
     (e)......................................................       6.11
316  (a) (last sentence)......................................       2.12
     (a)(1)(A)................................................       6.05
     (a)(1)(B)................................................       6.04
     (a)(2)...................................................       N.A.
     (b)......................................................       6.07
     (c)......................................................       9.04(b)
317  (a)(1)...................................................       6.08
     (a)(2)...................................................       6.09
     (b)......................................................       2.04
318  (a)......................................................       12.01

---------------------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----
                                       ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.        Definitions..........................................................1
SECTION 1.02.        Other Definitions...................................................24
SECTION 1.03.        Incorporation by Reference of TIA...................................25
SECTION 1.04.        Rules of Construction...............................................25

                                       ARTICLE 2

                                       THE NOTES

SECTION 2.01.        Form and Dating.....................................................26
SECTION 2.02.        Execution and Authentication; Aggregate Principal Amount............27
SECTION 2.03.        Registrar and Paying Agent..........................................28
SECTION 2.04.        Paying Agent to Hold Money in Trust.................................28
SECTION 2.05.        Holder Lists........................................................29
SECTION 2.06.        Transfer and Exchange...............................................29
SECTION 2.07.        Restrictive Legends.................................................30
SECTION 2.08.        Book-Entry Provisions for Global Notes..............................32
SECTION 2.09.        Special Transfer Provisions.........................................34
SECTION 2.10.        Replacement Notes...................................................37
SECTION 2.11.        Outstanding Notes...................................................38
SECTION 2.12.        Treasury Notes......................................................38
SECTION 2.13.        Temporary Notes.....................................................38
SECTION 2.14.        Cancellation........................................................39
SECTION 2.15.        Defaulted Interest..................................................39
SECTION 2.16.        Record Date.........................................................39
SECTION 2.17.        CUSIP and CINS Numbers..............................................39

                                    ARTICLE 3

                       REDEMPTIONS AND OFFERS TO PURCHASE

SECTION 3.01.        Notices to Trustee..................................................40
SECTION 3.02.        Selection of Notes to Be Redeemed or Purchased......................40


                                                                                       Page
                                                                                       ----

SECTION 3.03.        Notice of Redemption................................................41
SECTION 3.04.        Effect of Notice of Redemption......................................42
SECTION 3.05.        Deposit of Redemption Price.........................................42
SECTION 3.06.        Notes Redeemed in Part..............................................42
SECTION 3.07.        Redemption Provisions...............................................42
SECTION 3.08.        Mandatory Offers....................................................43

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.        Payment of Notes....................................................45
SECTION 4.02.        Reports.............................................................46
SECTION 4.03.        Compliance Certificate..............................................46
SECTION 4.04.        Stay, Extension and Usury Laws......................................47
SECTION 4.05.        Limitation on Restricted Payments...................................47
SECTION 4.06.        Corporate Existence.................................................49
SECTION 4.07.        Limitations on Additional Indebtedness..............................50
SECTION 4.08.        Limitation on the Issuance of Capital Stock of
                        Restricted Subsidiaries..........................................50
SECTION 4.09.        Limitations on Layering Debt........................................50
SECTION 4.10.        Limitations on Transactions with Affiliates.........................51
SECTION 4.11.        Limitations on Liens................................................52
SECTION 4.12.        Taxes...............................................................52
SECTION 4.13.        Limitations on Restrictions on Distributions from
                        Restricted Subsidiaries..........................................52
SECTION 4.14.        Maintenance of Offices or Agencies..................................53
SECTION 4.15.        Change of Control...................................................53
SECTION 4.16.        Limitations on Asset Sales..........................................54
SECTION 4.17.        Additional Note Guarantees..........................................57
SECTION 4.18.        Payments Pursuant to the Pro-Fac Marketing Agreement;
                        Reinvestments by Pro-Fac; Borrowings by Pro-Fac..................57
SECTION 4.19.        Maintenance of Properties; Insurance; Books and Records;
                        Compliance with Law..............................................58

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.        Limitations on Mergers and Certain Other Transactions...............59
SECTION 5.02.        Successor Corporation Substituted...................................60


                                                                                       Page
                                                                                       ----
                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.        Events of Default...................................................61
SECTION 6.02.        Acceleration........................................................62
SECTION 6.03.        Other Remedies......................................................63
SECTION 6.04.        Waiver of Past Defaults.............................................63
SECTION 6.05.        Control by Majority of Holders......................................63
SECTION 6.06.        Limitations on Suits by Holders.....................................63
SECTION 6.07.        Rights of Holders to Receive Payment................................64
SECTION 6.08.        Collection Suit by Trustee..........................................64
SECTION 6.09.        Trustee May File Proofs of Claim....................................64
SECTION 6.10.        Priorities..........................................................64
SECTION 6.11.        Undertaking for Costs...............................................65
SECTION 6.12.        Willful Default.....................................................65

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.        Duties of Trustee...................................................66
SECTION 7.02.        Rights of Trustee...................................................67
SECTION 7.03.        Individual Rights of Trustee........................................67
SECTION 7.04.        Trustee's Disclaimer................................................67
SECTION 7.05.        Notice to Holders of Defaults and Events of Default.................68
SECTION 7.06.        Reports by Trustee to Holders.......................................68
SECTION 7.07.        Compensation and Indemnity..........................................68
SECTION 7.08.        Replacement of Trustee..............................................69
SECTION 7.09.        Successor Trustee by Merger, Etc....................................70
SECTION 7.10.        Eligibility; Disqualification.......................................70
SECTION 7.11.        Preferential Collection of Claims Against Company...................70

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01.        Discharge of Liability on Notes; Defeasance.........................71
SECTION 8.02.        Conditions to Defeasance............................................71
SECTION 8.03.        Application of Trust Money..........................................73
SECTION 8.04.        Repayment to Company................................................73


                                                                                       Page
                                                                                       ----
SECTION 8.05.        Indemnity for Government Securities.................................74
SECTION 8.06.        Reinstatement.......................................................74

                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.        Amendments and Supplements Permitted without Consent of
                        Holders..........................................................74
SECTION 9.02.        Amendments and Supplements Requiring Consent of Holders.............75
SECTION 9.03.        Compliance with TIA.................................................76
SECTION 9.04.        Revocation and Effect of Consents...................................76
SECTION 9.05.        Notation or Exchange of Notes.......................................77
SECTION 9.06.        Trustee Protected...................................................77

                                   ARTICLE 10

                                  SUBORDINATION

SECTION 10.01.       Agreement to Subordinate............................................77
SECTION 10.02.       Liquidation; Dissolution; Bankruptcy................................77
SECTION 10.03.       No Payment on Notes in Certain Circumstances........................78
SECTION 10.04.       Acceleration of Notes...............................................79
SECTION 10.05.       When Distributions Must Be Paid Over................................79
SECTION 10.06.       Notice..............................................................80
SECTION 10.07.       Subrogation.........................................................80
SECTION 10.08.       Relative Rights.....................................................81
SECTION 10.09.       The Company, Guarantors and Holders May Not Impair
                        Subordination....................................................81
SECTION 10.10.       Distribution or Notice to Representative............................82
SECTION 10.11.       Rights of Trustee and Paying Agent..................................83
SECTION 10.12.       Trust Moneys Not Subordinated; Permitted Junior
                        Securities.......................................................83
SECTION 10.13.       Authorization to Effect Subordination...............................83

                                   ARTICLE 11

                                    GUARANTEE

SECTION 11.01.       Guarantee...........................................................84
SECTION 11.02.       Trustee to Include Paying Agent.....................................85
SECTION 11.03.       Subordination of Guarantee..........................................85


                                                                                       Page
                                                                                       ----
SECTION 11.04.       Limits of Guarantee.................................................85
SECTION 11.05.       Severability........................................................85
SECTION 11.06.       Subrogation.........................................................85
SECTION 11.07.          Execution of Guarantee...........................................85
SECTION 11.08.       Release of Guarantor................................................86

                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.01.       Trust Indenture Act Controls........................................86
SECTION 12.02.       Notices.............................................................87
SECTION 12.03.       Communication by Holders with Other Holders.........................87
SECTION 12.04.       Certificate and Opinion As to Conditions Precedent..................88
SECTION 12.05.       Statements Required in Certificate or Opinion.......................88
SECTION 12.06.       Rules by Trustee and Agents.........................................88
SECTION 12.07.       Legal Holidays......................................................88
SECTION 12.08.       No Recourse Against Others..........................................88
SECTION 12.09.       Counterparts........................................................88
SECTION 12.10.       Initial Appointments, Compliance Certificates.......................89
SECTION 12.11.       Governing Law.......................................................89
SECTION 12.12.       No Adverse Interpretation of Other Agreements.......................89
SECTION 12.13.       Successors..........................................................89
SECTION 12.14.       Severability........................................................89
SECTION 12.15.       Third Party Beneficiaries...........................................89
SECTION 12.16.       Table of Contents, Headings, Etc....................................89


                                    EXHIBITS

Exhibit A.           Form of Initial Note...............................................A-1
Exhibit B.           Form of Exchange Note..............................................B-1
Exhibit C.           Form of Certificate To Be Delivered in Connection with
                        Transfers to Non-QIB Accredited Investors.......................C-1
Exhibit D.           Form of Certificate To Be Delivered in Connection with
                        Transfers Pursuant to Regulation S..............................D-1
Exhibit E.           Form of Note Guarantee.............................................E-1

               INDENTURE, dated as of November 18, 1998, is by and among Agrilink Foods, Inc., a New York corporation, as issuer (as further defined below, the "COMPANY"), the Guarantors (as defined below) and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee (the "TRUSTEE").

               The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes:


                                         ARTICLE 1

                        DEFINITIONS AND INCORPORATION BY REFERENCE

               SECTION 1.01.      Definitions.

               "ACQUIRED INDEBTEDNESS" means (a) with respect to any Person that becomes a Restricted Subsidiary after the date of this Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition. For purposes of the Pro-Fac Merger only, Indebtedness of Pro-Fac existing at the time the Company is merged with and into Pro-Fac, but not incurred in connection with, or in contemplation of, the Pro-Fac Merger, shall be deemed incurred for purposes of this Indenture at the time of the consummation of the Pro-Fac Merger, but the incurrence thereof shall not require compliance with Section 4.07(a).

               "ACQUISITION" means the acquisition by the Company of Dean Foods Vegetable Company and the transfer by the Company of its aseptic business, in each case on September 23, 1998 pursuant to and in accordance with terms of the Stock Purchase Agreement dated as of July 24, 1998 by and between Dean Foods Company and the Company and the Asset Transfer Agreement dated as of July 24, 1998 by and between Dean Foods Company and the Company.

               "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

               "AFFILIATE" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) with respect to Pro-Fac and the Company, any member of Pro-Fac that is a director of Pro-Fac or that has beneficial ownership of more than 1% of the outstanding voting securities of Pro-Fac. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and under "common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

               "AGENT" means any Registrar, Paying Agent, or co-registrar appointed pursuant to Section 2.03.

               "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary or (b) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions of Article 5; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under Section 4.05; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either no longer used or useful in the business of the Company or its Subsidiaries, provided that the proceeds thereof are used to purchase replacement or similar assets for use in the business of the Company and its Subsidiaries; and (iv) any transfer that, but for this clause (iv), would be an Asset Sale, if after giving effect to such transfer, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.

               "ATTRIBUTABLE INDEBTEDNESS," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

               "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

               "BANKRUPTCY LAW" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

               "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

               "BOARD RESOLUTION" means a duly adopted resolution of the Board of Directors of the Company or any Guarantor.

               "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

               "CAPITAL STOCK" of any Person means (i) any and all shares or other equity interests (including without limitation common stock, preferred stock and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

               "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

               "CASH EQUIVALENTS" means (i) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) U.S. dollar denominated time deposits and certificates of deposit of any financial institution (a) that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million or (b) whose short-term commercial paper rating or that of its parent company is at least A-1 or the equivalent thereof from S&P or P-1 or the equivalent thereof from Moody's (any such bank, an "APPROVED BANK"), in each case with a maturity of 360 days or less from the date of acquisition;
(iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing no more than 360 days from the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii)(a) above; and (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

               "CEDEL" means Cedel Bank, Societe anonyme.

               "CHANGE OF CONTROL" means the occurrence of any of the following:
(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Pro-Fac's or the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); provided, however, that the Pro-Fac Merger shall not constitute a Change of Control under this clause (i); (ii) the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Pro-Fac in the case of clause (y)) owns, directly or indirectly, (A) more than 50% of the voting power of the voting stock of either
(x) Pro-Fac or (y) the Company or (B) more than 30% of the voting power of the voting stock of the Company if Pro-Fac owns, directly or indirectly, a lesser percentage than such Person or group of the voting power of the voting stock of the Company; (iii) the first date on which any Person or group (as defined above) shall have elected, or caused to be elected, a sufficient number of its or their nominees to the Board of Directors of Pro-Fac or the Company such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the Board of Directors of Pro-Fac or the Company, as the case may be; or (iv) (A) prior to consummation of the Pro-Fac Merger, for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of the Company being less than the greater of (x) two and (y) the number of directors of the Company who are Pro-Fac Directors and (B) on and after consummation of the Pro-Fac Merger, for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of Pro-Fac, as successor corporation to the Company, being less than two. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of Pro-Fac or the Company shall be deemed to be a transfer of such portion of the voting stock owned by such entity as corresponds to the portion of the equity of such entity that has been so transferred.

               "COMMERCIAL MARKET VALUE" means Commercial Market Value determined in accordance with the Pro-Fac Marketing Agreement (as in effect on the Issue Date and whether or not in effect at the time of determination).

               "COMPANY" means Agrilink Foods, Inc., a New York corporation, unless and until a subsequent successor replaces it in accordance with Article 5 and thereafter means such successor.

               "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

               "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes based on income and profits of the Company and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income for such period.

               "CONSOLIDATED INTEREST COVERAGE RATIO" means, with respect to any determination date, the ratio of (a) EBITDA for the four full fiscal quarters immediately preceding the determination date (for any determination, the "REFERENCE PERIOD"), to (b) Consolidated Interest Expense for such Reference Period. In making such computations, (i) EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such Reference Period referred to in Section 4.07, through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such Reference Period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with EBIDTA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such Reference Period through and including the date of determination, had been consummated on such first day of such Reference Period; (ii) the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section 4.07 and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate;
(iii) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 4.07 shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a floating rate basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable Reference Period and before the date of determination, the Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company within 60 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

               "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;
(ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing; (iii) the net costs associated with Hedging Obligations; (iv) amortization of other financing fees and expenses; (v) the interest portion of any deferred payment obligations; (vi) amortization of debt discount or premium, if any; (vii) all other non-cash interest expense; (viii) capitalized interest;
(ix) all cash dividend payments (and non-cash dividend payments in the case of a Restricted Subsidiary) on any series of preferred stock of the Company or any Restricted Subsidiary; (x) all interest payable with respect to discontinued operations; and (xi) all interest on any Indebtedness of any other Person guaranteed by the Company or any Restricted Subsidiary to the extent paid by the Company or such Restricted Subsidiary.

               "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and its Restricted Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by the Company and its Restricted Subsidiaries (unless and to the extent such Restricted Subsidiary is subject to clause (iii) below) in the form of cash dividends or distributions during such period; (ii) except to the extent includable in the consolidated net income of the Company pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary; (iii) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any loss), together with any related provisions for taxes on any such gain (or, if applicable, the tax effects of such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any of its Restricted Subsidiaries; provided, however, that there shall be excluded from Consolidated Net Income for all purposes any loss realized by the Company or any Restricted Subsidiary upon the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary, or the write-off of deferred financing costs, in connection with the Acquisition and all refinancings of Indebtedness consummated in connection therewith; (v) any extraordinary gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or, if applicable, the tax effects of such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period; (vi) any restructuring charges recognized during such period in an amount not to exceed $7.0 million in the aggregate after the Issue Date so long as such restructuring charges are recognized within 24 months after the Issue Date; and (vii) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that any gain in excess of return of capital referred to in clauses
(iv) and (v) above that relates to a Restricted Investment and which is received in cash by the Company or a Restricted Subsidiary during such period shall be included in the Consolidated Net Income of the Company.

               "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as determined in accordance with GAAP as of such date, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

               "CORPORATE TRUST OFFICE" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

               "COVERAGE RATIO INCURRENCE CONDITION" would be met at any specified time only if the Company (or its Successor, as the case may be) would be able to incur $1.00 of additional Indebtedness at such specified time pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 4.07.

               "CUSTODIAN" means any custodian, receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

               "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company, until a successor shall have been appointed and becomes such Depository, and, thereafter, "Depository" shall mean or include such successor.

               "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness under the New Credit Facility (whether incurred pursuant to the definition of Permitted Indebtedness or pursuant to the provisions of Section 4.07) and (ii) any other Indebtedness constituting Senior Indebtedness that at the date of determination has an aggregate principal amount outstanding of at least $25.0 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness or in an Officers' Certificate delivered to the Trustee, as "Designated Senior Indebtedness."

               "DISINTERESTED DIRECTORS" means (i) prior to the consummation of the Pro-Fac Merger, directors of the Company who are not employees, shareholders (at the time of becoming directors) or otherwise Affiliates (other than by reason of being a director of the Company) of either Pro-Fac or the Company and
(ii) on and after consummation of the Pro-Fac Merger, directors of Pro-Fac, as the successor corporation to the Company, who are not employees, shareholders (at the time of becoming directors) or otherwise Affiliates (other than by reason of being a director of Pro-Fac) of Pro-Fac.

               "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of a Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final maturity date of the Notes; provided, however, that in the case of Pro-Fac only, Disqualified Capital Stock shall not include (x) retained earnings allocated to members of Pro-Fac,
(y) common stock of Pro-Fac issued to members of Pro-Fac and (z) Class B Preferred Stock (having substantially the same terms as in effect on the Issue
Date) of Pro-Fac issued to officers, directors or employees of Pro-Fac.

               "DOLLARS" and "$" means lawful money of the United States of America.

               "EBITDA" for any period means without duplication, the sum of the amounts for such period of (i) Consolidated Net Income plus (ii) in each case to the extent deducted in determining Consolidated Net Income for such period (and without duplication), (A) Consolidated Income Tax Expense, (B) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense), (C) Consolidated Depreciation Expense, (D) Consolidated Interest Expense, (E) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, plus (iii) in the case of the Company, for any period that includes a fiscal quarter beginning on or prior to consummation of the Pro-Fac Merger, the Pro-Fac share of earnings
(loss) as determined in accordance with the Pro-Fac Marketing Agreement for such period through the date of consummation of the Pro-Fac Merger, minus (iv) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

               "EQUITY OFFERING" means an underwritten primary offering of Capital Stock (other than Disqualified Capital Stock) of Pro-Fac (to the extent that the net cash proceeds thereof are contributed to the equity capital of the Company (other than as Disqualified Capital Stock)) or the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to a private placement pursuant to an available exemption from registration under the Securities Act to the extent, in the case of such private placement, such Capital Stock is not sold to Pro-Fac, the Company, any Subsidiary or any Affiliate (without giving effect to clause (ii) in the definition thereof) thereof.

               "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXCHANGE NOTES" means the 11-7/8% Senior Subordinated Notes due 2008 of the Company to be offered to Holders in exchange for Notes pursuant to the Exchange Offer or otherwise pursuant to a Registration of Notes (the terms of which are identical to the Initial Notes except that the Exchange Notes shall be registered under the Securities Act and shall not contain the Private Placement Legend or provide for the payment of Additional Interest) and unconditionally guaranteed on a joint and several basis by the Guarantors.

               "EXCHANGE OFFER" means the offer that may be made by the Company and the Guarantors pursuant to the Registration Rights Agreement to exchange Exchange Notes for the Notes.

               "EXISTING INDEBTEDNESS" means all of the Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the Issue Date and any additional promissory notes issued in accordance with the terms of the Subordinated Promissory Note as in effect on the Issue Date.

               "FAIR MARKET VALUE" of any asset or item means the fair market value of such asset or item as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

               "FOREIGN SUBSIDIARY" means any Subsidiary of the Company that is not incorporated or organized in the United States or in any State thereof or the District of Columbia.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

               "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

               "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "GUARANTORS" means each of the Subsidiary Guarantors and Pro-Fac, and "GUARANTOR" means any one of the foregoing.

               "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (iii) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case, entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

               "HOLDER" means a Person in whose name a Note is registered on the Registrar's books.

               "IAI GLOBAL NOTE" means a permanent global Note in registered form representing the aggregate principal amount of Notes transferred to Institutional Accredited Investors.

               "IMMATERIAL SUBSIDIARY" means any Restricted Subsidiary of the Company that has, together with all other Immaterial Subsidiaries in the aggregate, assets, revenues and net income comprising less than 2.00% of the assets, revenues and net income of the Company and its Subsidiaries taken as a whole.

               "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (i) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness.

               "INITIAL NOTES" means the 11-7/8% Senior Subordinated Notes due 2008 of the Company issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.02 of this Indenture.

               "INDEBTEDNESS" of any Person at any date means, without duplication: (i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith; (v) the maximum fixed redemption or repurchase price of all Disqualified Capital Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such Guarantee; provided that Indebtedness of the Company or its Restricted Subsidiaries that is guaranteed by the Company or the Company's Restricted Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis; (ix) all Attributable Indebtedness; and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased or redeemed on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

               "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with its terms.

               "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

               "INITIAL PURCHASERS" means each of Warburg Dillon Read LLC and Nesbitt Burns Securities Inc.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

               "INTEREST PAYMENT DATE" shall have the meaning set forth in the Notes.

               "INVESTMENTS" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or similar credit extensions constituting Indebtedness of such Person, and any Guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

               "ISSUE DATE" means November 18, 1998, the date the Initial Notes are originally issued.

               "LIEN" means, with respect to any asset or property, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

               "MATURITY DATE" means November 1, 2008.

               "MOODY'S" means Moody's Investors Service, Inc., and its successors.

               "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

               "NEW CREDIT FACILITY" means the Credit Agreement dated as of September 23, 1998 by and among the Company, Pro-Fac, the other guarantors party thereto, Harris Trust and Savings Bank, individually and as Administrative Agent, Bank of Montreal, Chicago Branch, individually and as a Syndication Agent, and the other lenders party thereto, together with any guarantees, security agreements or other collateral documents and any other related documents, as any of the foregoing may be subsequently amended, restated, refinanced, or replaced from time to time, and shall include agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans thereunder.

               "NON-RECOURSE PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Restricted Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, and (d) to the extent that such Indebtedness is non-recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets other than the assets so purchased.

               "NON-U.S. PERSON" means a person that is not a U.S. person, as defined in Regulation S.

               "NOTES" means the Initial Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

               "OBLIGATION" means any principal, interest (including, in the case of Senior Indebtedness, interest accruing subsequent to the filing of a petition in bankruptcy or insolvency at the rate specified in the document relating to such Senior Indebtedness, whether or not such interest is an allowed claim permitted to be enforced against the obligor under applicable law), penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

               "OFFER" means a Change of Control Offer or a Net Proceeds Offer, as the context requires.

               "OFFER PERIOD" means the Change of Control Offer Period or the Net Proceeds Offer Period, as the context requires.

               "OFFICER" means any of the following of any Person: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

               "OFFICERS' CERTIFICATE" means a certificate signed by any two Officers.

               "OLD NOTES" means the Company's 12-1/4% Senior Subordinated Notes due 2005.

               "144A GLOBAL NOTE" means a permanent global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

               "OPINION OF COUNSEL" means a written opinion from legal counsel (such counsel may be an employee of or counsel to the Company or the Trustee) that complies with the requirements of this Indenture.

               "PAYMENT RESTRICTION" with respect to a Subsidiary of any Person, means any encumbrance, restriction of limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary or such Person, (c) Guarantee any Indebtedness of such Person or any other Subsidiary of such Person or (d) transfer any of its properties or assets to such Person or any other Subsidiary of such Person (other than customary restrictions on transfers of property subject to a Lien permitted under the Indenture) or (ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances, guarantee, or transfer of properties or assets.

               "PERMITTED INDEBTEDNESS" means any of the following:

               (i) Indebtedness of the Company and the related guarantees of the Subsidiary Guarantors under the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed (a) under the Term Loan Facilities, $455.0 million, less any required permanent repayments actually made thereunder (excluding any such repayment to the extent refinanced and replaced at the time of payment), and (b) under the Revolving Loan Facility, the greater of (x) $200.0 million, and (y) the sum of (A) 80% of the book amount of all accounts receivable owned by the Company and its Restricted Subsidiaries and (B) 50% of the book value of all inventory owned by the Company and its Restricted Subsidiaries, in each case computed in accordance with GAAP as of the end of the last fiscal month of the Company, reduced by any required permanent repayments actually made (which are accompanied by a corresponding permanent commitment reduction) in respect of the Revolving Loan Facility (excluding any such repayment and commitment reductions to the extent refinanced and replaced at the time of payment);

               (ii) Indebtedness under the Notes, the Note Guarantees and this Indenture;

               (iii) Existing Indebtedness;

               (iv) Indebtedness under Hedging Obligations, provided that (1) such Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by Section 4.07, and
        (2) the notional principal
        amount of such Hedging Obligations at the time incurred does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate;

               (v) Indebtedness of the Company to a Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor; provided, however, that upon either (1) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Subsidiary Guarantor), the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section
        4.07 at the time the Subsidiary Guarantor in question ceased to be a Subsidiary Guarantor or the time such transfer or other disposition occurred;

               (vi) Indebtedness in respect of bid, performance or surety bonds or insurance of self-reinsurance obligations (including to secure worker's compensation and other similar insurance coverage) issued for the account of the Company in the ordinary course of business consistent with past practice, including guarantees or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations or such insurance or self-insurance obligations (in each case other than for an obligation for money borrowed);

               (vii) Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary;

               (viii) Refinancing Indebtedness;

               (ix) Indebtedness in respect of the Guarantee by the Company of revolving credit indebtedness incurred by Great Lakes Kraut Company in an aggregate principal amount at any time outstanding not to exceed $10.0 million; and

               (x) Indebtedness incurred by the Company or any Subsidiary Guarantor, in addition to Indebtedness incurred pursuant to the foregoing clauses of this definition, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $25.0 million.

               "PERMITTED JUNIOR SECURITIES" means any securities of the Company provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness.

               "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

               "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

               "PRO-FAC" means Pro-Fac Cooperative, Inc., a New York cooperative corporation, unless and until a successor replaces it in accordance with Article 5 and thereafter means such successor. For avoidance of doubt, on and after the Pro-Fac Merger, references herein to "Pro-Fac" shall be deemed to be references to Pro-Fac, as successor corporation to the Company.

               "PRO-FAC DIRECTOR" means any Person who, as a director, officer or other designee of Pro-Fac, serves as a director of the Company.

               "PRO-FAC MARKETING AGREEMENT" means the Marketing and Facilitation Agreement between Pro-Fac and the Company in the form existing as of the Issue Date, as such agreement may be amended, restated, renewed, extended or replaced in accordance with this Indenture.

               "PRO-FAC MERGER" means the merger of the Company with and into Pro-Fac with Pro-Fac as the surviving corporation.

               "PURCHASE DATE" means the Change of Control Purchase Date or the Net Proceeds Purchase Date, as the context requires.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "RECORD DATE" has the meaning set forth in the Notes.

               "REFINANCING INDEBTEDNESS" means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "REPAY"), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an "AMENDMENT"), any Indebtedness of the Company or any Restricted Subsidiary (the

"REFINANCED INDEBTEDNESS") in a principal amount not in excess of the principal amount of the Refinanced Indebtedness (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement), plus the amount of accrued but unpaid interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness; (ii) if the Refinanced Indebtedness was subordinated to or pari passu with the Note Indebtedness, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) the Note Indebtedness, or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Note Indebtedness at least to the same extent as the Refinanced Indebtedness; (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets (which may include after-acquired assets), that the Refinanced Indebtedness is secured.

               "REGISTRATION" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, Pro-Fac and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

               "REGISTRATION STATEMENT" means the Registration Statement pursuant to and as defined in the Registration Rights Agreement.

               "REGULATION S" means Regulation S under the Securities Act.

               "REGULATION S GLOBAL NOTE" means a permanent global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

               "RELATED BUSINESS" means any business in which the Company and its Subsidiaries operate on the Issue Date, or that is closely related to or complements the business of the Company and its Subsidiaries, as such business exists on the Issue Date.

               "RELATED BUSINESS INVESTMENT" means any Investment directly by the Company or its Restricted Subsidiaries in any Related Business.

               "REPRESENTATIVE" means, with respect to any Senior Indebtedness, the indenture trustee or other trustee, agent or other representative(s), if any, of holders of such Senior Indebtedness.

               "RESTRICTED DEBT PAYMENT" means any purchase, redemption, defeasance (including without limitation covenant or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Restricted Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

               "RESTRICTED INVESTMENT" means any Investment by the Company or any Restricted Subsidiary (other than investments in Cash Equivalents) in any Person that is not the Company or a Restricted Subsidiary, including in any Unrestricted Subsidiary, but shall not include (i) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Related Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in a Related Business; (ii) loans by the Company or any of its Restricted Subsidiaries to employees of the Company or any of its Restricted Subsidiaries the proceeds of which are applied to purchase Capital Stock of Pro-Fac in amount not to exceed $2.0 million at any time outstanding; or (iii) the Guarantee by the Company of revolving credit indebtedness incurred by Great Lakes Kraut Company in an aggregate principal amount at any time outstanding not to exceed $10.0 million; or (iv) demand loans for working capital purposes from the Company to Pro-Fac made prior to the consummation of the Pro-Fac Merger, not exceeding $40.0 million at any time outstanding, which will be reduced to zero for a period of not less than 15 consecutive days in each fiscal year.

               "RESTRICTED PAYMENT" means with respect to any Person: (i) the declaration or payment of any dividend (other than a dividend declared and paid
(x) by a Wholly-Owned Restricted Subsidiary to holders of its Capital Stock, or
(y) by a Subsidiary (other than a Wholly-Owned Restricted Subsidiary) to its shareholders on a pro rata basis, but only to the extent of the dividends actually received by the Company or a Restricted Subsidiary) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Capital Stock) of such Person shall not constitute a Restricted Payment) (it being understood that the allocation of retains to Pro-Fac's members on and after consummation of the Pro-Fac Merger shall not be deemed a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of

(A) the Capital Stock of the Company or (B) the Capital Stock of any Restricted Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Capital Stock, and excluding any such payment to the extent actually received by the Company or a Restricted Subsidiary); (iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

               "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

               "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

               "REVOLVING LOAN FACILITY" means the revolving loan facility provided under the New Credit Facility.

               "RULE 144A" means Rule 144A under the Securities Act.

               "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

               "SALE AND LEASEBACK TRANSACTIONS" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

               "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

               "SENIOR INDEBTEDNESS" means, with respect to the Company or any Guarantor, all Indebtedness and other Obligations specified below payable directly or indirectly by the Company or such Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, incurred or assumed by the Company or such Guarantor: (i) the principal of and interest on and all other Indebtedness and Obligations related to the New Credit Facility (including, without limitation, all loans, letters of credit and unpaid drawings with respect thereto and other extensions of credit under the New Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the New Credit Facility), (ii) amounts payable in respect of any Hedging Obligations, (iii) in addition to the amounts described in (i) and
(ii), all Indebtedness not prohibited by Section 4.07 that is not expressly pari passu with, or subordinated to, the Notes or the Note Guarantees, as the case may be, (iv) all Capital Lease Obligations outstanding on the Issue Date, and (v) all Refinancing Indebtedness permitted under this Indenture of Indebtedness specified in clauses (i) through (iv). Notwithstanding anything to the contrary, Senior Indebtedness will not include (a) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness,
(b) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (c) Indebtedness incurred (but only to the extent incurred) in violation of this Indenture as in effect at the time of the respective incurrence, (d) any Indebtedness of the Company that, when incurred, was without recourse to the Company, (e) any Indebtedness to any employee of the Company or any of its respective Subsidiaries, (f) any liability for taxes owned or owing by the Company, (g) any Indebtedness represented by the Company's Old Notes and any Guarantee thereof by Pro-Fac or any Subsidiary Guarantor, or (h) any Subordinated Indebtedness. Indebtedness represented by the Old Notes and any Guarantee thereof by Pro-Fac or any Subsidiary Guarantor shall be pari passu with the Notes and the Note Guarantees, respectively.

               "SENIOR SUBORDINATED INDEBTEDNESS" of the Company means the Notes and any other Indebtedness of the Company (including the Old Notes) that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Guarantor has a correlative meaning.

               "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company that would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to "10 percent" in such definition shall be changed to "2 percent".

               "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, respectively, including, without limitation, the Subordinated Promissory Note and any additional promissory notes issued in accordance with the terms thereof as in effect on the Issue Date.

               "SUBORDINATED PROMISSORY NOTE" means the Subordinated Promissory Note dated as of September 23, 1998 made by the Company to Deans Food Company in principal amount of $30.0 million issued in connection with the consummation of the Acquisition.

               "SUBSIDIARY" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Voting Stock is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the

Voting Stock of such entity entitling the holder thereof to vote or otherwise participate in the selection of the governing body, partners, managers or others that control the management and policies of such entity. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

               "SUBSIDIARY GUARANTOR" means (i) each of Linden Oaks Corporation, a Delaware corporation, and Kennedy Endeavors, Incorporated, a Washington corporation and (ii) each other person who is required to become (or whom the Company otherwise causes to become) a Subsidiary Guarantor by the terms of this Indenture.

               "TERM LOAN FACILITIES" means the Term Loan Facilities provided under the New Credit Facility.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) aS in effect on the Issue Date (except as provided in Section 9.03 herein).

               "TRUSTEE" means IBJ Schroder Bank & Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

               "TRUST OFFICER" when used with respect to the Trustee means the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "UNRESTRICTED NOTES" means one or more Notes that do not and are not required to bear the Private Placement Legend, in the form set forth in EXHIBIT B.

               "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, and any such designation shall be deemed to be a Restricted Investment at the time of and immediately upon such designation by the Company and its Restricted Subsidiaries in the amount of the Consolidated Net Worth of such designated Subsidiary and its consolidated Subsidiaries at such time, provided that such designation shall be permitted only if (A) the Company and its Restricted Subsidiaries would be able to make the Restricted Investment deemed made pursuant to such designation at such time, (B) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is Guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to the Company or any Restricted Subsidiary or (z) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof and (C) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and any such designation shall be deemed to be an incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such Subsidiary so designated for purposes of Section 4.07 as of the date of such designation, provided that such designation shall be permitted only if immediately after giving effect to such designation and the incurrence of any such additional Indebtedness deemed to have been incurred thereby (x) the Company would meet the Coverage Ratio Incurrence Condition and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors described in the two preceding sentences shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

               "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               "U.S. PERSON" has the meaning ascribed to it in Regulation S.

               "VOTING STOCK" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

               "WEIGHTED AVERAGE LIFE TO MATURITY", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

               "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

               SECTION 1.02.      Other Definitions.

                                                              DEFINED IN
  TERM                                                        SECTION

  "AFFILIATE TRANSACTION"..................................   4.10
  "AGENT MEMBERS"..........................................   2.08(a)
  "AUTHENTICATING AGENT"...................................   2.02
  "CHANGE OF CONTROL OFFER"................................   4.15(b)
  "CHANGE OF CONTROL OFFER PERIOD".........................   4.15(c)
  "CHANGE OF CONTROL PURCHASE DATE"........................   4.15(c)
  "CHANGE OF CONTROL PURCHASE PRICE".......................   4.15(a)
  "CINS"...................................................   2.17
  "COMMISSION".............................................   4.02
  "COVENANT DEFEASANCE"....................................   8.01(b)
  "CUSIP"..................................................   2.17
  "EVENT OF DEFAULT".......................................   6.01(a)
  "EXCESS PROCEEDS"........................................   4.16(b)
  "GLOBAL NOTES"...........................................   2.01
  "GLOBAL NOTE HOLDER".....................................   2.08(a)
  "INSOLVENCY OR LIQUIDATION PROCEEDING"...................   10.02
  "LEGAL DEFEASANCE".......................................   8.01(b)
  "NET PROCEEDS DEFICIENCY"................................   4.16(c)
  "NET PROCEEDS OFFER".....................................   4.16(c)
  "NET PROCEEDS OFFER PERIOD"..............................   4.16(c)
  "NET PROCEEDS PURCHASE DATE".............................   4.16(c)
  "NON-PAYMENT DEFAULT"....................................   10.03(b)
  "NOTE AMOUNT"............................................   4.16(d)
  "NOTE GUARANTEE".........................................   11.01
  "NOTE INDEBTEDNESS"......................................   10.01
  "NOTE PORTION OF EXCESS PROCEEDS"........................   4.16(d)
  "NOTICE OF DEFAULT"......................................   6.01(b)
  "OFFERED PRICE"..........................................   4.16(c)
  "OTHER INDEBTEDNESS".....................................   4.16(d)
  "PAYING AGENT"...........................................   2.03
  "PAYMENT AMOUNT".........................................   4.16(c)
  "PAYMENT BLOCKAGE NOTICE"................................   10.03(b)

  "PAYMENT BLOCKAGE PERIOD"................................   10.03(b)
  "PAYMENT DEFAULT"........................................   10.03(a)
  "PHYSICAL NOTES".........................................   2.01
  "PRIVATE PLACEMENT LEGEND"...............................   2.07
  "REGISTRAR"..............................................   2.03
  "RESTRICTED PERIOD"......................................   2.09(b)
  "SUCCESSOR"..............................................   5.01(a)
  "TRUSTEE EXPENSES".......................................   6.08

               SECTION 1.03. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the portion of the provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by the Commission in a rule under the TIA have the meanings so assigned to them therein.

               SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

               (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

               (2) "or" is not exclusive;

               (3) words in the singular include the plural, and in the plural include the singular;

               (4) words used herein implying any gender shall apply to both genders;

               (5) "herein" "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

               (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company;

               (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

               (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof;

               (9) provisions apply to successive events and transactions; and

              (10) any reference to a Section or Article refers to such Section or Article of this Indenture.


                                         ARTICLE 2

                                         THE NOTES

               SECTION 2.01. Form and Dating. The Initial Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A. The Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

               The terms and provisions contained in the Notes, annexed hereto as EXHIBITS A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               Notes offered and sold in reliance on Rule 144A or in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in EXHIBIT A (the "GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in
Section 2.07. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

               Notes issued in exchange for interests in the Global Notes pursuant to Section 2.08 may be issued in the form of permanent certificated Notes in registered form (the "PHYSICAL NOTES") and shall bear the first legend set forth in Section 2.07.

               All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

               SECTION 2.02. Execution and Authentication; Aggregate Principal Amount. Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

               If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

               A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in aggregate principal amount not to exceed $200,000,000 and (ii) Unrestricted Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon written orders of the Company in the form of an Officers' Certificate. In each case, the Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, the aggregate principal amount of Notes outstanding on the date of authentication and whether the Notes are to be Initial Notes or Unrestricted Notes and shall further specify the amount of such Notes to be issued as a Global Note or Physical Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000, except as provided in Section 2.10.

               Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

               The Trustee may appoint an authenticating agent (the "AUTHENTICATING Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company, the Guarantors or with any of their respective Affiliates.

               The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

               SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York) (i) where Notes may be presented for registration of transfer or for exchange (subject to Sections 2.06, 2.08 and 2.09) (the "REGISTRAR"), (ii) where Notes may be presented for payment (the "PAYING AGENT") and (iii) where notices to or upon the Company and the Guarantors in respect of the Notes or this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change the Paying Agent, Registrar or co-registrar with prior written notice to the Trustee. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.

               The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. The Company, the Guarantors or any of their respective Affiliates may act as Paying Agent, Registrar or co-registrar; provided, however, that neither the Company, any Guarantor nor any of their respective Affiliates may act as Paying Agent after the occurrence and continuance of an Event of Default. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

               SECTION 2.04. Paying Agent to Hold Money in Trust. By at least 12:00 noon (Eastern Standard Time) on the date on which any principal of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent U.S. Legal Tender in immediately available funds sufficient to pay such principal or interest when due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for the redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest (including Additional Interest, if any) on the Notes, and will notify the Trustee of any default by the Company in providing the Paying Agent with sufficient funds to redeem or purchase Notes or make any payment on the Notes as and to the extent required to be redeemed, purchased or paid under the terms of this Indenture. While any such default continues, the Trustee may require the Paying Agent to pay all money it holds to the




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


Trustee and account for any funds disbursed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Affiliates) shall have no further liability for the money it delivered to the Trustee. If the Company, any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit all money it holds as Paying Agent.

               SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven (7) Business Days before each Record Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

               SECTION 2.06. Transfer and Exchange. (a) The Company appoints the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Notes.

               (b) Neither the Trustee nor the Registrar shall be required (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing or
(iii) to register the transfer or exchange of a Note between a Record Date and the next succeeding Interest Payment Date.

               (c) No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Registrar may require a Holder to furnish appropriate endorsements and transfer documents and payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 2.13, 3.06, 3.08 or 9.05, which the Company shall pay).

               (d) Prior to due presentment for registration of transfer of any Note to the Trustee, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on such Note made by anyone other than the Company, the Registrar, or any co-registrar) for the purpose of receiving payment of principal of, premium, if any, interest (including Additional Interest, if any) on such Note and for all other purposes, and notice to the contrary shall not affect the Trustee, any Agent or the Company.

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               (e) A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any Agent shall treat the person in whose name the Note is registered as the absolute owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such Agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Initial Notes for Exchange Notes), the Registrar or co-registrar, as relevant, shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met; provided that no exchanges of Initial Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and provided further that any Initial Notes that are exchanged for Exchange Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request.

               All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

               SECTION 2.07. Restrictive Legends. (a) Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

        THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN

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


        APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY
        EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
        SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
        (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

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               (b) Each Global Note shall also bear the following legend on the face thereof:

               UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.06, 2.08 AND 2.09 OF THE INDENTURE GOVERNING THIS NOTE.

               SECTION 2.08. Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository (the "GLOBAL NOTE HOLDER"), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.07.

               Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing,


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


nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

               (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or, subject to Section 2.01, exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.09. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

               (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

               (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

               (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph
(b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and
(d) of Section 2.09, bear the Private Placement Legend.

               (f) The Holder of the Global Notes may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.



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



               SECTION 2.09.      Special Transfer Provisions.

               (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB:

                (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the transferee is not an Affiliate of the Company and the requested transfer is after the second anniversary of the later of (a) the Issue Date and (b) the last date on which the Company or an Affiliate of the Company was the owner of such Note (or any predecessor security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C and such other information or legal opinions that the Trustee or the Company may reasonably require in order to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act;

               (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

              (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
        (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Global Note to be transferred.



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               (b) Transfers to Non-U.S. Persons. The following additional provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Non-U.S. Person:

                (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the transferee is not an Affiliate of the Company and the requested transfer is after the second anniversary of the later of (a) the Issue Date and (b) the last date on which the Company or an Affiliate of the Company was the owner of such Note (or any predecessor security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D and such other information or legal opinions that the Trustee or the Company may reasonably require in order to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act;

               (ii) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred;

              (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
        (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Global Note to be transferred; and

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               (iv) until the 41st day after the Issue Date (the "RESTRICTED
        PERIOD"), an owner of a beneficial interest in the Regulation S Global Note may not transfer such interest to a transferee that is a U.S. person or for the account or benefit of a U.S. Person within the meaning of Rule 902(o) of the Securities Act. During the Restricted Period, all beneficial interests in the Regulation S Global Note shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such systems, or indirectly through organizations that are participants therein.

               (c) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

              (iii) if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note

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


        from which interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Global Note to be transferred.

               (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
2.09 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

               (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 or this Section
2.09. The Company shall have the right to inspect and make copies at its own expense of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               The Trustee shall have no obligation or duty to monitor, determine or inquire as to the compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence or to perform such other acts and make such determinations and inquiries as are required by, and to do so if and when required by, the terms of this Indenture, and to examine the same to determine compliance as to form with the requirements hereof.

               SECTION 2.10. Replacement Notes. Holders shall surrender mutilated Notes to the Trustee. If any mutilated Note is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate, a replacement Note if the




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Trustee's requirements are met, and each such replacement Note shall be an additional obligation of the Company. If the Trustee or the Company requires, the Holder must supply an indemnity bond that is sufficient, in the reasonable judgment of the Trustee and the Company, to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its reasonable expenses in replacing a Note.

               SECTION 2.11. Outstanding Notes. The Notes outstanding at any time are all the Notes the Trustee has authenticated except for those it has canceled, those delivered to it for cancellation, and those described in this
Section 2.11 as not outstanding. If a Note is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note. If the entire principal of, premium, if any, and accrued interest (including Additional Interest, if any) on any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.12, a Note does not cease to be outstanding because the Company, any Guarantor or any of their respective Affiliates holds such Note.

               SECTION 2.12. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any of their respective Affiliates shall be considered as though they are not outstanding; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes for which the Trustee receives an Officers' Certificate stating that such Notes are so owned shall be so disregarded. The Company shall notify the Trustee, in writing in the form of an Officers' Certificate, when it, any Guarantor or any of their respective Affiliates repurchases or otherwise acquires Notes and of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notwithstanding the foregoing, Notes that the Company or any Affiliate of the Company offers to purchase or acquires pursuant to an exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or any Affiliate of the Company until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

               SECTION 2.13. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee on its behalf shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee on its behalf, upon receipt of a written order of the Company pursuant to Section 2.02, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

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               SECTION 2.14. Cancellation. The Company at any time may deliver
Notes to the Trustee for cancellation. The Registrar, any co-registrar, the Paying Agent, the Company and its Subsidiaries shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall return all canceled Notes to the Company. Subject to
Section 2.10, the Company may not issue new Notes to replace any Notes that have been canceled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or any Affiliate of the Company acquires any Notes (other than by redemption pursuant to Section 3.07 or an Offer pursuant to Section 4.15 or 4.16), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

               SECTION 2.15. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and Section 4.01. The Company shall, with the Trustee's consent, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, at the request of the Company, the Trustee in the name of, and at the expense of, the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

               SECTION 2.16. Record Date. The record date for purposes of determining the identity of holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in Section 316(c) of the TIA.

               SECTION 2.17. CUSIP and CINS Numbers. A "CUSIP" or "CINS" number will be printed on the Notes and the Trustee shall use CUSIP or CINS numbers, as the case may be, in notices of redemption, purchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP or CINS number, as the case may be.

                                    ARTICLE 3

                       Redemptions and Offers to Purchase

               SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least 15 but not more than 30 days before notice of any redemption is to be mailed to Holders (or such shorter time as may be satisfactory to the Trustee), (x) an Officers' Certificate stating (i) that the Company has elected to redeem Notes pursuant to
Section 3.07(a) or (b), as the case may be, (ii) the date notice of redemption is to be mailed to Holders, (iii) the redemption date, (iv) the aggregate principal amount of Notes to be redeemed, (v) the redemption price for such Notes and (vi) the amount, if any, of accrued and unpaid interest (including Additional Interest, if any) on such Notes as of the redemption date and (y) an Opinion of Counsel that the Company is entitled to redeem the Notes pursuant to
Section 3.07. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of the Notes held by, each Holder.

               If the Company is required to offer to purchase Notes pursuant to
Section 4.15 or 4.16, it shall furnish to the Trustee, at least two Business Days before notice of the Offer is to be mailed to Holders, an Officers' Certificate setting forth (i) that the Offer is being made pursuant to Section
4.15 or 4.16, as the case may be, (ii) the Purchase Date, (iii) the maximum principal amount of Notes the Company is offering to purchase pursuant to the Offer, (iv) the purchase price for such Notes and (v) the amount, if any, of accrued and unpaid interest (including Additional Interest, if any) on such Notes as of the Purchase Date.

               The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

               SECTION 3.02. Selection of Notes to Be Redeemed or Purchased. If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select the outstanding Notes to be redeemed or accepted for payment on a pro rata basis, by lot or by any other method that the Trustee deems fair and appropriate. If the Company elects to mail notice of a redemption to Holders, the Trustee shall (i) select the Notes to be redeemed from Notes outstanding not previously called for redemption in the manner specified by the Trustee and (ii) notify the Company of the names of each Holder of Notes selected for redemption, the principal amount of Notes held by each such Holder and the principal amount of such Holder's Notes that are to be redeemed. If less than all Notes tendered pursuant to an Offer are to be accepted for payment, the Trustee shall select on or prior to the Purchase Date for such Offer the Notes to be accepted for payment. The Trustee shall select for redemption or purchase Notes or portions of Notes in principal amounts at maturity of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are selected for redemption or purchase, the aggregate principal amount of the Notes held by such Holder, even if not an integral multiple of $1,000, may be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or tendered pursuant to an Offer also apply to portions of Notes called for redemption or tendered pursuant to an Offer. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption or selected for purchase.

               SECTION 3.03. Notice of Redemption. (a) With respect to any redemption of Notes, a notice of redemption shall identify the Notes or portions thereof to be redeemed, including CUSIP or CINS numbers, and shall state: (1) the redemption date; (2) the redemption price for the Notes and the amount, if any, of unpaid and accrued interest on such Notes as of the date of redemption and the premium, if any, and Additional Interest, if any, on the Notes as of the date of redemption; (3) the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; (4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (5) the name and address of the Paying Agent; (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price for, and any accrued and unpaid interest (including Additional Interest, if any) on such Notes as of the date of redemption; (7) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and (8) that no representation is made as to the correctness or accuracy of the CUSIP or CINS number (as applicable) listed in such notice and printed on the Notes.

               (b) The Trustee shall (at the Company's expense and in the Company's name) give the notice of any redemption setting forth the information required by paragraph (a) to Holders at least 30 days but not more than 60 days before the redemption date; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the date of redemption and at least 15 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders, (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Notes to be redeemed and the amount, if any, of accrued and unpaid interest (including Additional Interest, if any) thereon as of the date of redemption. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder; provided further that any such Officers' Certificate may be delivered to the Trustee on a date later than permitted under this Section 3.03(b) if such later date is acceptable to the Trustee.

               SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note.

               SECTION 3.05. Deposit of Redemption Price. (a) Prior to 12:00 noon (Eastern Standard Time) on any redemption date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the redemption price of, and the amount, if any, of accrued interest and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed in immediately available funds as of the date of redemption. After any redemption date, the Paying Agent shall promptly return to the Company any money that the Company deposited with the Paying Agent in excess of the amounts necessary to pay the redemption price of, and any accrued interest (including Additional Interest, if any) on all Notes to be redeemed.

               (b) If the Company complies with the preceding paragraph, interest on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on an Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on the related Record Date, and in all other circumstances, such interest shall be paid to the Holder of such Note. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, and unpaid interest (including Additional Interest, if any) which has accrued to the redemption date and from the redemption date until such amounts are paid, at the rate of interest provided in the Notes and Section 4.01.

               SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

               SECTION 3.07. Redemption Provisions. (a) The Notes will not be redeemed prior to November 1, 2003, but will be redeemable at the option of the Company, in whole or in part, at time on or after November 1, 2003, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon, to the redemption date, if redeemed during the twelve-month period beginning November 1:

                                                          OPTIONAL
                                                         REDEMPTION
               YEAR                                        PRICE
               2003..............................         105.938%
               2004..............................         103.958%
               2005..............................         101.979%
               2006 and thereafter...............         100.000%


               Notwithstanding the foregoing, at any time prior to November 1, 2001, the Company may redeem at its option up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; provided that (a) at least $130.0 million in aggregate principal amount of the Notes remains outstanding immediately after the occurrence of any such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

               SECTION 3.08. Mandatory Offers. (a) If required by Section 4.15 or 4.16, the Company will mail to the Trustee (who shall mail to each Holder at the Company's expense) a notice stating: (1) that an Offer is being made pursuant to Section 4.15 or 4.16, as the case may be, and describing the transaction or transactions that constitute the Change of Control or Asset Sale, as the case may be, and the length of time the Offer shall remain open and the maximum aggregate principal amount of Notes that the Company is offering to purchase pursuant to such Offer; (2) the purchase price for the Notes (as set forth in Section 4.15 or 4.16, as the case may be), the amount of accrued and unpaid interest and Additional Interest, if any, on such Notes as of the Purchase Date, and the Purchase Date; (3) that any Note not accepted for payment will continue to accrue interest; (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer will cease to accrue interest after the relevant Purchase Date; (5) that Holders may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a principal amount of $1,000 or an integral multiple thereof; (6) that Holders electing to tender any Note or portion thereof will be required to surrender their Note, with the form therein entitled "Option of Holder to Elect Purchase" completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days prior to the Purchase Date; (7) that Holders will be entitled to withdraw their election to tender Notes if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the close of business on the last day of the relevant Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased; and (8) that Holders whose Notes are accepted for payment in part will be issued new Notes equal in principal amount to the unpurchased portion of Notes surrendered, provided that only Notes in a principal amount of $1,000 or integral multiples thereof will be accepted for payment in part.

               (b) On the Purchase Date for any Offer, the Company will (i) to the extent lawful, (x) in the case of an Offer resulting from a Change of Control, accept for payment all Notes or portions thereof properly tendered pursuant to such Offer and (y) in the case of an Offer resulting from one or more Asset Sales, accept for payment, on a pro rata basis to the extent necessary, the Payment Amount of Notes or portions thereof pursuant to the Net Proceeds Offer, or if less than the Payment Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of Sections 3.08 and 4.16, (ii) deposit with the Paying Agent by 12:00 noon (Eastern Standard Time) on the Purchase Date U.S. Legal Tender in immediately available funds sufficient to pay the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest (including Additional Interest, if any) on such Notes as of the Purchase Date, and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate setting forth the name of each Holder that tendered Notes and the principal amount of the Notes, as the case may be, or portions thereof tendered by each such Holder.

               (c) With respect to any Offer, (i) if less than all of the Notes tendered pursuant to an Offer are to be accepted for payment by the Company for any reason, the Trustee shall select on or prior to the Purchase Date the Notes or portions thereof to be accepted for payment pursuant to Section 3.02, and
(ii) if the Company deposits with the Paying Agent on the Purchase Date an amount of U.S. Legal Tender sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes on the Purchase Date; provided, however, that if the Company fails to deposit an amount of U.S. Legal Tender sufficient to purchase all Notes accepted for payment, the deposited funds shall be used to purchase on a pro rata basis all Notes accepted for payment and interest shall continue to accrue, as the case may be, on all Notes not purchased.

               (d) Promptly after consummation of an Offer, (i) the Paying Agent shall mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the Change of Control Purchase Price or Offered Price, as the case may be, (ii) with respect to any tendered Note not accepted for payment in whole or in part, the Trustee shall return such Note to the Holder thereof, and
(iii) with respect to any Note accepted for payment in part, the Company shall issue and the Trustee shall authenticate and mail to each such Holder a new Note equal in principal amount to the unpurchased portion of the tendered Note.

               (e) The Company will (i) publicly announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to any Offer.

               (f) If any of this Section 3.08, Section 4.15 or Section 4.16 conflict with duties imposed upon the Company or the Guarantors by virtue of any applicable laws or regulations, the Company or such Guarantor, as the case may be, shall comply with such applicable laws or regulations and will not be deemed to have breached its obligations under this Indenture.


                                    ARTICLE 4

                                    COVENANTS

               SECTION 4.01. Payment of Notes. Subject to the provisions of
Article 10, the Company shall pay the principal of, and premium, if any, and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes. Holders must surrender their Notes to the Paying Agent to collect principal payments. The Notes will be payable as to principal, premium, if any, and interest (including Additional Interest), if any, at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by wire transfer of immediately available funds or, in the case of Physical Notes only, by mailing a check to the registered address of the Holder.

               So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under this Indenture. Payments in respect of the principal of, premium, if any, and interest (including Additional Interest), if any, on any Notes registered in the name of the Global Note Holder on the applicable Record Date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under this Indenture. None of the Company, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such Notes.

               Principal, premium or interest (including Additional Interest, if any) shall be considered paid on the date due if, by 12:00 noon (Eastern Standard Time) on the Business Day immediately preceding such date, the Company has deposited with the Paying Agent U.S. Legal Tender in immediately available funds designated for and sufficient to pay such principal, premium or interest (including Additional Interest, if any); provided, however, that principal, premium or interest (including Additional Interest, if any) shall not be considered paid within the meaning of this Section 4.01 if U.S. Legal Tender intended to pay such principal, premium or interest (including Additional Interest, if any) is held by the Paying Agent for the benefit of holders of Senior Indebtedness of the Company pursuant to the provisions of Article 10. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money that exceeds the amount then due and payable on the Notes.

               SECTION 4.02. Reports. Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "COMMISSION"), so long as any Notes are outstanding, each of the Company and Pro-Fac will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish (within 15 days after such filing) to the Trustee and the Holders of Notes all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company or Pro-Fac, as the case may be, were required to file under such section. In addition, each of the Company and Pro-Fac will make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. Each of the Company and Pro-Fac has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and beneficial holders of Notes and to prospective purchasers of Notes designated by the holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. On and after consummation of the Pro-Fac Merger, only Pro-Fac, as successor corporation to the Company, shall be required to comply with this Section 4.02.

               SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that (i) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year without regard to any grace period has been made to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under this Indenture and the Notes, (ii) such review was supervised by the Officers of the Company signing such certificate, and (iii) that to the best knowledge of each Officer signing such certificate, (a) the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default occurred, describing all such Defaults or Events of Default of which each such Officer may have knowledge and what action the Company has taken or proposes to take with respect thereto), and (b) no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest (including Additional Interest, if any) on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

               So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to

Section 4.02 shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Sections 4.01, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 or Article 5
or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

               SECTION 4.04. Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of their obligations under this Indenture and the Notes and Note Guarantees; and each of the Company and the Guarantors (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee pursuant to this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

               SECTION 4.05. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment (except as permitted below) if at the time of such Restricted Payment:

               (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

              (ii) the Company would be unable to meet the Coverage Ratio Incurrence Condition; or

             (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments (except as expressly provided in the second following paragraph) made on or after the first day of the last completed fiscal quarter of the Company ending immediately prior to the Issue Date, exceeds the sum of (A) 50% of the Company's Consolidated Net Income (taken as one accounting period) from the first day of the last completed fiscal quarter of the Company ending immediately prior to the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (B) the net cash proceeds from the issuance and sale (other than to a Subsidiary of the Company or Pro-Fac) after the Issue Date of (1) the Company's Capital Stock that is not Disqualified Capital Stock (excluding amounts contributed to the Company pursuant to clause (E) of this paragraph and excluding Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries) or (2) debt securities of the Company that have been converted into the Company's Capital Stock that is not Disqualified Capital Stock and that is not held by a Subsidiary of the Company, plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment plus (D) the amount of Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company in accordance with the definition of "Unrestricted Subsidiary," plus (E) 40% of the aggregate contributions by Pro-Fac to the Company pursuant to Section 4.18(a) subsequent to the Issue Date but prior to the consummation of the Pro-Fac Merger, plus (F) $7.5 million.

               The foregoing provisions of clauses (ii) and (iii) of the immediately preceding paragraph will not prohibit (1) the payment of any dividend by the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company or Pro-Fac) of other Capital Stock of the Company (other than any Disqualified Capital Stock); (3) the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of Capital Stock of the Company (other than (x) Disqualified Capital Stock,
(y) Capital Stock sold to a Subsidiary of the Company or Pro-Fac and (z) Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries); (4) the payment of amounts prior to consummation of the Pro-Fac Merger required to fund Pro-Fac's reasonable operating expenses, not in excess of $250,000, as adjusted to reflect changes in the Consumer Price Index between the Issue Date and the date of any such payment, in any fiscal year; (5) (x) the payments of dividends or distributions to Pro-Fac solely in amounts and at the times necessary to permit Pro-Fac, or (y) any payments to members of Pro-Fac or and after the consummation of the Pro-Fac Merger solely in amounts and at the times necessary, in each case to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of Pro-Fac (i) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), or a trust established for the benefit of any of the foregoing, of Pro-Fac, the Company or its Subsidiaries, upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such Capital Stock or related rights were issued or (ii) held by members or former members of Pro-Fac, upon the departure of such Persons as members of Pro-Fac or upon the discontinuance by any such Person of one or more crops; provided that the amount of such payments under this clause (5) does not exceed in the aggregate $2.0 million in any fiscal year; or (6) Restricted Investments the amount of which, together with the amount of all other Restricted Investments made pursuant to this clause
(6) after the Issue Date, does not exceed $15.0 million.

               Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2) and (3) thereof, and, to the extent deducted in determining Consolidated Net Income in any period, the Restricted Payments referred to in clause (5) thereof) shall be included once in calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments. For purposes of determining compliance with this Section 4.05, in the event that a transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or of the exceptions in of the definition of "Restricted Payment," the Company, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction in one of such clauses. If an issuance of Capital Stock of the Company is applied to make a Restricted Payment pursuant to clause (2) or (3) above, then, in calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (iii) only to the extent such proceeds are not applied as so described in this sentence.

               Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.05 were computed, which calculations shall be based upon the Company's latest available financial statements.

               SECTION 4.06. Corporate Existence. Subject to Section 4.16 and
Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries

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




taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

               SECTION 4.07. Limitations on Additional Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including without limitation Acquired Indebtedness); provided that (i) the Company and its Restricted Subsidiaries may incur Permitted Indebtedness and (ii) if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur additional Indebtedness if, after giving effect thereto, the Company's Consolidated Interest Coverage Ratio on the date thereof would be at least 2.0 to 1.0, determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Interest Coverage Ratio.

               (b) The Company may make demand loans to Pro-Fac for working capital purposes in amounts not exceeding $40.0 million at any time outstanding, each such loan to bear interest at a rate equal to the rate in effect on the date of such loan under the Revolving Loan Facility. The loan balance must be reduced to zero for a period of not less than 15 consecutive days in each fiscal year. Except for the foregoing provision and except for (x) Pro-Fac's Note Guarantee and (y) Pro-Fac's Guarantee of the Obligations under the New Credit Facility, as long as Pro-Fac has the right to borrow under the Pro-Fac Marketing Agreement Pro-Fac shall not incur any other Indebtedness. This paragraph (b) shall not apply on and after the consummation of the Pro-Fac Merger.

               SECTION 4.08. Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary. The proceeds of any sale of Capital Stock permitted hereunder and referred to in clauses (ii) and (iii) above will be treated as Net Available Proceeds and must be applied in a manner consistent with Section 4.16.

               SECTION 4.09. Limitations on Layering Debt. Neither the Company nor any Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness by its terms is pari passu with, or subordinated to, the Notes or the Note Guarantee of such Guarantor, as the case may be.

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               SECTION 4.10. Limitations on Transactions with Affiliates. The
Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction (or series of related transactions) involving Pro-Fac (including, without limitation, any amendment to or waiver under the Pro-Fac Marketing Agreement and any agreement for the purchase of crops entered into pursuant to the Pro-Fac Marketing Agreement) prior to consummation of the Pro-Fac Merger or involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the Disinterested Directors approving such Affiliate Transaction and (b) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $5.0 million (other than any Affiliate Transaction (for series of related transactions) occurring prior to consummation of the Pro-Fac Merger and relating to the Pro-Fac Marketing Agreement or any agreement for the purchase of crops entered into pursuant to the Pro-Fac Marketing Agreement), the Officers' Certificate described in the preceding clause (a) and an opinion as to the fairness to the Company or such Subsidiary from a financial point of view of such Affiliate Transaction (or series of related transactions) issued by an Independent Financial Advisor; provided, however, that the following shall not be deemed to be Affiliate Transactions:
(i) transactions exclusively between or among (1) the Company and one or more Restricted Subsidiaries or (2) Restricted Subsidiaries, provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock of any such Restricted Subsidiary; (ii) transactions between the Company or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of the Company's employees, or the establishment or maintenance of any such plan; (iii) reasonable director, officer and employee compensation and other benefit and indemnification arrangements entered into in the ordinary course of business and consistent with past practice; (iv) transactions permitted by Section 4.05 or excluded from the definition of "Restricted Payments;" (v) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof; (vi) transactions between the Company or any Restricted Subsidiary and any Affiliate of the Company or such Restricted Subsidiary that is a joint venture, provided that no direct or indirect holder of an equity interest in such joint venture (other than the Company or a Restricted Subsidiary) is an Affiliate of the Company or such Restricted Subsidiary; and (vii) except as set forth in clause (a) above, the Pro-Fac Marketing Agreement and any transaction effected pursuant thereto.



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


               SECTION 4.11. Limitations on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), or any proceeds, income or profit therefrom, whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or if such Lien secures Indebtedness that is subordinated to the Notes, prior to) such Indebtedness for so long as such Indebtedness is secured by a Lien.

               The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date; (ii) Liens in favor of the Company; (iii) Liens to secure Non-Recourse Purchase Money Indebtedness; (iv) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture, provided that the Liens do not extend to property or assets not subject to such Lien at the time of acquisition (other than improvements thereon); (v) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); or (vi) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (iv) and (v), provided that in each case such Liens do not extend to any additional property or assets (other than improvements thereon).

               SECTION 4.12. Taxes. The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies the failure of which to pay could reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its Subsidiaries taken as a whole, except for those taxes contested in good faith by appropriate proceedings properly initiated and diligently conducted and for which adequate reserves, to the extent required under GAAP, have been taken.

               SECTION 4.13. Limitations on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any Payment Restriction with respect to any of its Restricted Subsidiaries, except for (a) any such Payment Restriction in effect on the Issue Date under the New Credit Facility or any similar Payment Restriction under any similar credit facility, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing, provided that such similar Payment Restrictions are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the New Credit Facility;
(b) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture in effect at the time of such incurrence and not created in contemplation of such event, provided that such Payment Restriction is not extended to apply to any

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


of the assets of the entities not previously subject thereto; (c) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced; (d) any such restriction by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business; and (e) Payment Restrictions arising under applicable law.

               SECTION 4.14. Maintenance of Offices or Agencies. The Company will maintain an office or an agency in the Borough of Manhattan in the City of New York (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

               The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

               SECTION 4.15. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require that the Company repurchase such Holder's Notes, in whole or in part in integral multiples of $1,000 in principal amount, for a cash purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, all in accordance with paragraph (b) below.

               (b) Within 30 days following any Change of Control, the Company will mail to the Trustee (who shall mail to each holder at the Company's expense) a notice (i) describing the transaction or transactions that constitute the Change of Control, (ii) offering to repurchase, pursuant to the procedures required by Section 3.08 and described in such notice (a "CHANGE OF CONTROL OFFER"), on a date specified in such notice (which shall be a business day not earlier than 30 days or later than 60 days from the date such notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to

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


such offer to purchase for the Change of Control Purchase Price and (iii) describing the procedures that holders must follow to accept the Change of Control Offer.

               (c) The Change of Control Offer will remain open for a period of at least 20 Business Days (or for such longer period as is required by law) following its commencement (the "CHANGE OF CONTROL OFFER PERIOD"). No later than five Business Days after the termination of the change of Control Offer Period (the "CHANGE OF CONTROL PURCHASE DATE"), the Company will purchase all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

               (d) Notwithstanding the foregoing, the Company's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company in this Indenture and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

               (e) The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer.

               SECTION 4.16. Limitations on Asset Sales. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale (evidenced by the delivery by the Company to the Trustee of an Officers' Certificate certifying that such Asset Sale complies with this clause (i)), (ii) immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing, and (iii) at least 80% of the consideration received by the Company or such Restricted Subsidiary therefor is in the form of cash paid at the closing thereof. The amount (without duplication) of any (x) Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and (y) any Cash Equivalents, or other notes, securities or items of property received from such transferee that are promptly (but in any event within 15 days) converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of clause (iii) of the preceding sentence and, in the case of clause (x) above, shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph (b). If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset

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


Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.16. A transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary will not be deemed to be an Asset Sale, and a transfer of assets that is excluded from the definition of "Restricted Payment" or that constitutes a Restricted Investment and that is permitted under Section 4.05 will not be deemed to be an Asset Sale.

               (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or any Restricted Subsidiary shall, no later than 270 days after such Asset Sale (i) apply all or any of the Net Available Proceeds therefrom to repay amounts outstanding under the New Credit Facility or any other Senior Indebtedness; provided, in each case, that the related loan commitment (if any) of any Indebtedness constituting revolving credit debt is thereby permanently reduced by the amount of any such revolving credit debt so repaid; and/or (ii) invest all or any part of the Net Available Proceeds thereof in the purchase of fixed assets to be used by the Company and its Restricted Subsidiaries in a Related Business (together with any short-term assets incidental thereto), or the making of a Related Business Investment. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute "EXCESS PROCEEDS."

               (c) When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company will be required to make an offer to purchase, from all holders of the Notes, an aggregate principal amount of Notes equal to the amount of such Excess Proceeds as follows:

               (i) The Company will make an offer to purchase (a "NET PROCEEDS OFFER") from all holders of the Notes in accordance with the procedures set forth in Section 3.08 the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds.

              (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Additional Interest, if any, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in Section 3.08. To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 4.05.

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             (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis (with such adjustments as may be appropriate so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased).

              (iv) The Net Proceeds Offer shall remain open for a period of at least 20 Business Days (or for such longer period as is required by law) following its commencement (the "NET PROCEEDS OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "NET PROCEEDS PURCHASE DATE"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this Section 4.16. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

               (v) Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds in respect of such Net Proceeds Offer shall be deemed to be zero.

               (d) Notwithstanding the foregoing, in the event that any other Indebtedness of the Company which ranks pari passu with the Notes (the "OTHER Indebtedness") requires an offer to purchase to be made to repurchase such Other Indebtedness upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds otherwise required to be applied to a Net Proceeds Offer to offer to purchase such Other Indebtedness and to a Net Proceeds Offer so long as the amount of such Excess Proceeds applied to purchase the Notes is not less than the Note Portion of Excess Proceeds. With respect to any Excess Proceeds, the Company shall make the Net Proceeds Offer in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Indebtedness and the purchase date in respect of the Net Proceeds Offer shall be the same as the purchase date in respect of the offer to purchase pursuant to such Other Indebtedness.

               For purposes of this Section 4.16, "NOTE PORTION OF EXCESS PROCEEDS," in respect of a Net Proceeds Offer, means (1) if no Other Indebtedness is concurrently being offered to be purchased, the amount of the Excess Proceeds in respect of such Net Proceeds Offer and (2) if Other Indebtedness is concurrently being offered to be purchased, an amount equal to the product of (x) the Excess Proceeds in respect of such Net Proceeds Offer and
(y) a fraction the numerator of which is the principal amount of all Notes tendered pursuant to such Net Proceeds Offer (the "NOTE AMOUNT") and the denominator of which is the sum of the Note Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Net Proceeds Offer.

               (e) The Company will not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or

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regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale.

               (f) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer.

               SECTION 4.17. Additional Note Guarantees. (a) If the Company or any of its Subsidiaries shall acquire or create another Subsidiary (other than (x) any Foreign Subsidiary so long as such Foreign Subsidiary is not a guarantor of any Senior Indebtedness of the Company or (y) a Subsidiary that has been designated as an Unrestricted Subsidiary or (z) an Immaterial Subsidiary), then within 10 days after acquiring or creating such Subsidiary, the Company shall comply with paragraph (b) of this Section 4.17.

               (b) Any Person required by paragraph (a) of this Section 4.17 to become, or that is at the option of the Company becoming, a Guarantor shall execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor pursuant to the terms of Article 11, and provide an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to customary assumptions and exceptions).

               SECTION 4.18. Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac. (a) As promptly as practicable, and in any event within ten Business Days, after receipt from the Company of any payment made in excess of the Commercial Market Value for crops and other services pursuant to the Pro-Fac Marketing Agreement, Pro-Fac will invest in cash as common equity interests (other than Disqualified Capital Stock) in the Company an amount equal to 70% of such excess. Without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company will not: (a) amend the calculation of amounts payable to Pro-Fac under the Pro-Fac Marketing Agreement in a manner which would increase the payments made to Pro-Fac, (b) amend the Pro-Fac Marketing Agreement to require that Affiliate Transactions involving Pro-Fac be approved by less than a majority of the Disinterested Directors or (c) amend this Section 4.18(a) or the definition of "Commercial Market Value" in this Indenture.

               (b) Notwithstanding the foregoing, the preceding paragraph (a) shall not apply on and after the consummation of the Pro-Fac Merger. On and after the consummation of the Pro-Fac Merger, any payment to any member of Pro-Fac in cash or property (other than Capital Stock) for crops in excess of Commercial Market Value shall be deemed to be a Restricted Payment under Section
4.05. In addition, Pro-Fac will cause its certificate of incorporation and/or by-laws to be amended no later than the consummation of the Pro-Fac Merger to

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require (i) that there shall be at least two Disinterested Directors on the
Board of Directors of Pro-Fac at all times, (ii) the formation and maintenance of a committee of the Board of Directors of Pro-Fac to recommend Commercial Market Value, which committee shall include at least two Disinterested Directors at all times, (iii) approval by a majority of the Disinterested Directors of the annual profit plan of Pro-Fac (including the raw product section of the profit plan) and the final determination of Commercial Market Value, and (iv) precluding the further amendment of the certificate of incorporation and by-laws of Pro-Fac concerning (i), (ii), and (iii) above without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company and Pro-Fac will not amend this Section 4.18(b) or the definition of "Commercial Market Value" in this Indenture.

               SECTION 4.19. Maintenance of Properties; Insurance; Books and Records; Compliance with Law. (a) The Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonably wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, in each case, in a manner customary for companies similarly situated.

               (b) The Company shall and shall cause each of its Subsidiaries to maintain insurance with insurance companies or association with a rating of "A-" or better, as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and customarily carried with respect to companies similarly situated and similar facilities according to their respective locations.

               (c) The Company shall and shall cause each of its Subsidiaries to keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

               (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, condition (financial or otherwise), results of operations or properties of the Company and its Subsidiaries taken as a whole.



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               (e) The Company and each Guarantor shall deliver to the Trustee any information reasonably requested by the Trustee in connection with compliance by the Trustee or the Company with any of their respective duties or obligations hereunder or under the TIA.

               (f) Upon the request of the Trustee, the Company and each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out effectively the purposes of this Indenture.

               (g) The Company shall not and shall not permit any of its Subsidiaries to enter into any agreement or instrument that by its terms expressly prohibits the Company from making any payments on or in respect of the Notes in accordance with the terms thereof and of this Indenture.


                                    ARTICLE 5

                                   SUCCESSORS

               SECTION 5.01. Limitations on Mergers and Certain Other Transactions. (a) The Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States; provided that clauses (a) and (d) below are complied with), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or permit any of its Restricted Subsidiaries to do so if such transaction would result in the transfer of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and this Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation or a cooperative corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of

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Default shall have occurred and be continuing; provided, however, that in the case of the Pro-Fac Merger, the foregoing clause (b) shall be deemed to be satisfied if immediately after giving effect to the Pro-Fac Merger and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (x) in the case of the Pro-Fac Merger only, the Consolidated Coverage Ratio shall be at least equal to or greater than the Consolidated Coverage Ratio immediately prior to the consummation of the Pro-Fac Merger and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and (y) in the case of any other such transaction, the Company or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition; and (d) each Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Successor under the Notes and this Indenture. For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

               (b) No Guarantor (other than a Subsidiary Guarantor whose Note Guarantee is to be released in accordance with Section 11.08) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person or entity whether or not affiliated with such Guarantor unless:

               (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee under the Notes and this Indenture;

              (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and

             (iii) immediately after giving effect to any such transaction involving a Subsidiary Guarantor, the Coverage Ratio Incurrence Condition would be met;

provided, however, that the foregoing paragraph (b) of this Section 5.01 shall not apply to the Pro-Fac Merger (the Pro-Fac Merger being governed by Section 5.01(a)).

               SECTION 5.02. Successor Corporation Substituted. In the event of any transaction described in and complying with the conditions listed in Section
5.01 in which the Company or a Guarantor, as the case may be, is not the surviving Person, such surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged from

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


its Obligations under this Indenture and the Notes or such Guarantor shall be discharged from its Obligations under this Indenture and its Note Guarantee, as the case may be.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

               SECTION 6.01. Events of Default. (a) Each of the following constitutes an event of default (an "EVENT OF DEFAULT"):

               (i) failure by the Company to pay interest or Additional Interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment shall be prohibited by Article 10);

              (ii) failure by the Company to pay the principal or premium, if any, on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption (including, without limitation, the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer), upon acceleration or otherwise (whether or not such payment shall be prohibited by Article
        10);

             (iii) failure by the Company to comply with any of its agreements or covenants described above under Article 5 or in respect of its obligations to make a Change of Control Offer or a Net Proceeds Offer described in Sections 4.15 and 4.16, respectively, or failure by Pro-Fac to comply with the provisions of Section 4.07(b) or 4.18;

              (iv) failure by the Company or any Guarantor to comply with any other covenant in this Indenture and continuance of such failure for 60 days after notice of such failure has been given to the Company by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

               (v) failure by either the Company or any of its Restricted Subsidiaries to make any principal payment at final maturity after the expiration of any applicable grace period in respect of any Indebtedness of the Company or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause (v) of $7.5 million or more;

              (vi) one or more final, non-appealable judgments or orders that exceed $7.5 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

             (vii) if under any Bankruptcy Law, (A) the Company, Pro-Fac or any Significant Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstated and in effect for 60 days, that is for relief against the Company, Pro-Fac or any Significant Subsidiary in an involuntary case, appoints a Custodian of the Company, Pro-Fac or any Significant Subsidiary or for all or substantially all of the property of the Company, Pro-Fac or any Significant Subsidiary, or orders the liquidation of the Company, Pro-Fac or any Significant Subsidiary; and

            (viii) except as permitted by Section 11.08 any Note Guarantee ceases to be in full force and effect or any Note Guarantee is declared to be null and void and unenforceable or is found to be invalid or any Guarantor repudiates its obligations under any Note Guarantee.

               (b) Any notice of default delivered to the Company by the Trustee or by Holders of Notes with a copy to the Trustee must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT".

               SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default under Section 6.01(a)(vii) with respect to the Company) occurs and is continuing under this Indenture, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest (including Additional Interest, if any) on the outstanding Notes shall immediately become due and payable.

               (b) Notwithstanding anything to the contrary in this Indenture, if an Event of Default arises under Section 6.01(a)(vii) with respect to the Company, the principal amount of and premium on, if any, and any accrued and unpaid interest (including Additional Interest, if any) on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

               (c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind any declaration of acceleration of such Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults and Events of Default (other than the nonpayment of principal of, or premium, if any, or interest on, the Notes which shall have become due by such declaration) shall have been cured or waived.

               SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest (including Additional Interest, if any) on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

               SECTION 6.04. Waiver of Past Defaults. Subject to Section 9.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all Holders waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Additional Interest, if any) on, any Note (which may only be waived with the consent of each Holder affected). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

               SECTION 6.05. Control by Majority of Holders. Subject to Section 7.01(e), the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

               SECTION 6.06. Limitations on Suits by Holders. A Holder may pursue a remedy with respect to this Indenture or the Notes only if: (1) the Holder gives to the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding

Notes do not give the Trustee a direction inconsistent with the request. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture or the Notes, except as provided herein.

               SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, but subject to Article 10, the right of any Holder to receive payment of principal of, and premium, if any, and interest (including Additional Interest, if any) on, a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

               SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company (or any Guarantor or other obligor under the Notes) for (i) principal, premium, if any, interest, if any, and Additional Interest, if any, remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("TRUSTEE EXPENSES").

               SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses and for amounts due under Section 7.07) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any Guarantor or other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee or any predecessor Trustee under Section 7.07; provided, however, that the Trustee shall not be authorized to (i) consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or (ii) vote in respect of the claim of any Holder in any such Insolvency or Liquidation Proceeding or other judicial proceeding.

               SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

        First: to the Trustee for all Trustee Expenses and for all amounts due under Section 7.07;

        Second: to the holders of Senior Indebtedness to the extent required by Article 10;

        Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Interest, if any, respectively; and

        Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders.

               SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

               SECTION 6.12. Willful Default. In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes under the provisions of Article 3 and under the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to November 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to November 1, 2003, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 10.0%.

                                    ARTICLE 7

                                     TRUSTEE

               SECTION 7.01. Duties of Trustee. (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default: (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions required to be delivered under this Indenture to determine whether they conform to this Indenture's requirements.

               (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this Section 7.01(c) does not limit the effect of
Section 7.01(b); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to Section 6.05. Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (d) Every provision of this Indenture that in any way relates to the Trustee shall be subject to paragraphs (a), (b) and (c) of this Section 7.01.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers or to perform any duty under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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

               SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document it reasonably believes to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under this Indenture in good faith and in reliance on such advice or opinion.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) Subject to Section 7.01, the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. The Trustee shall at all times comply with section 310(b) of the TIA as in effect from time to time. Each Agent shall have the same rights as the Trustee under this Section 7.03.

               SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement or recital in this Indenture or any statement in the Notes or any other document executed in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

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


               SECTION 7.05. Notice to Holders of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders a notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal or interest or Additional Interest, if any, on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes that are tendered pursuant to an Offer and that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers determines in good faith that withholding such notice is in the Holders' interests.

               SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 1999, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

               Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

               SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, advances, collection costs and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee for, from and against any and all losses, liabilities or expenses (including reasonable attorney's fees and expenses) the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture (including any expenses incurred in connection with the performance of its duties under Section 6.08), except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that failure by the Trustee to provide the Company with any such notice shall not relieve the Company of any of its obligations under this Section 7.07 except to the extent that the Company has been prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense of any such claim. If, in the reasonable judgment of the Trustee's counsel, the

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


Trustee has an interest adverse to the Company or a potential conflict of interest exists between the Trustee and the Company, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               The Company's obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture. The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs through the Trustee's negligence or bad faith.

               To secure payment of the Company's obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except that held in trust to pay principal of, and premium, if any, interest and Additional Interest, if any, on, particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payments due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company.

               When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law without any need to demonstrate substantial contribution under Bankruptcy Law.

               SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

               The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a Custodian or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of performing the services of the Trustee hereunder.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee; provided that within one year after such appointment the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by the Company.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, subject to its rights under Section 7.07 and provided that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the retiring Trustee's benefit with respect to expenses and liabilities relating to the retiring Trustee's activities prior to being replaced.

               SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to Section 7.10, the successor corporation without any further act shall be the successor Trustee.

               SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a) and 310(b) of the TIA.

               SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.


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


                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

               SECTION 8.01. Discharge of Liability on Notes; Defeasance. (a) Subject to Sections 8.01(c) and 8.06, this Indenture shall cease to be of any further effect after (i) either the Company has delivered to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.10) for cancellation or all outstanding Notes have become due and payable and the Company has irrevocably deposited with the Trustee or a Paying Agent U.S. Legal Tender and/or Government Securities in an amount sufficient (without reinvestment thereof) to pay when due all principal of, premium, if any, and interest and Additional Interest, if any, on, all outstanding Notes (other than Notes replaced pursuant to Section 2.09), and (ii) the Company pays all other sums payable under this Indenture.

               (b) Subject to Sections 8.01(c), 8.02, and 8.06, the Company at any time may terminate (i) all of its and the Guarantors' obligations under this Indenture and the Notes ("LEGAL DEFEASANCE"), or (ii) its obligations under Sections 4.02, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17,
4.18, 4.19(a), (b), (c) and (d) and 5.01 ("COVENANT DEFEASANCE"). The Company may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance.

               If the Company exercises Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises Covenant Defeasance, payment of the Notes may not be accelerated because of an Event of Default specified in 6.01 (a)(iii), (iv), (v) or (vi).

               Upon satisfaction of the conditions set forth in Section 8.02 and upon the Company's request (and at the Company's expense), the Trustee shall acknowledge in writing the discharge of those obligations that the Company has terminated.

               (c) Notwithstanding Sections 8.01(a) and (b), the Company's obligations under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.11, 2.12,
4.01, 4.04, 4.06, 4.14, 7.07, 7.08, 8.04, 8.05, and 8.06, and the obligations of the Trustee and the Paying Agent under Section 8.04 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations under Sections 7.07 and 8.05 and the obligations of the Company, Trustee and Paying Agent under Section 8.04 shall survive.

               SECTION 8.02. Conditions to Defeasance. The Company may exercise either Legal Defeasance or Covenant Defeasance only if:

               (i) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Legal Tender or Government Securities,



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        or a combination thereof, in such amounts as will be sufficient, (x) in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the stated maturity or the date such payments are due in accordance with the terms of the Notes or on the applicable, redemption date, as the case may be, and (y) in the opinion of the Company as stated in an Officers' Certificate, to pay the Trustee Expenses. The Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

              (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee (1) an Opinion of Counsel reasonably acceptable to the Trustee confirming that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
        (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (2) an Opinion of Counsel to the effect that (x) the deposit of the trust funds does not violate the Investment Company Act of 1940 and (y) after the period ending on the 123rd day after the date of deposit, the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

             (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee (1) an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner at the same times as would have been the case if such Covenant Defeasance had not occurred and (2) an Opinion of Counsel to the effect that (x) the deposit of the trust funds does not violate the Investment Company Act of 1940 and (y) after the period ending on the 123rd day after the date of deposit, the trust funds will not be subject to the effect of
        Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

              (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from




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        bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

               (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

             (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

               SECTION 8.03. Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and/or Government Securities deposited with it pursuant to this Article 8. The Trustee or Paying Agent shall apply the deposited money and the money from Government Securities in accordance with this Indenture to the payment of principal of, and premium, if any, interest or Additional Interest, if any, on, the Notes. Money deposited with the Trustee or a Paying Agent pursuant to this Article 8 shall not be subject to the provisions of Article 10.

               SECTION 8.04. Repayment to Company. After the Notes have been paid in full, the Trustee and the Paying Agent shall promptly turn over to the Company any excess money or Notes held by them.

               Any money deposited with the Trustee or a Paying Agent pursuant to this Article 8 for the payment of the principal of, premium, if any, interest or Additional Interest, if any, on, any Note that remains unclaimed for two years after becoming due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money shall cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (National Edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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

               SECTION 8.05. Indemnity for Government Securities. The Company shall pay and shall indemnify the Trustee and any Paying Agent against any tax, fee or other charge imposed on or assessed against U.S. Legal Tender and/or Government Securities deposited with it pursuant to this Article 8 or the principal and interest received on such U.S. Legal Tender and/or Government Securities.

               SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or Government Securities in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Notes and the Guarantors' Obligations under the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or Government Securities in accordance with this Article 8; provided, however, that if the Company or any Guarantor has made any payment of principal of, or premium, if any, interest, or Additional Interest, if any, on, any Notes because of the reinstatement of its Obligations under this Indenture and the Notes or the Note Guarantees, the Company or such Guarantor, as the case may be, shall be subrogated to the Holders' rights to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.


                                    ARTICLE 9

                                   AMENDMENTS

               SECTION 9.01. Amendments and Supplements Permitted without Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to: (i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the obligations to the Holders of the Company or a Guarantor, as the case may be, in the event of a merger or consolidation that is permitted by
Article 5; (iv) make any change that (1) would provide any additional rights or benefits to the Holders or (2) does not adversely affect the legal rights under this Indenture of any Holder; or (v) comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of this Indenture under the TIA.

               (b) Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors of the Company authorizing the execution of any amended or supplemental indenture and the documents described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture, but the Trustee shall not be obligated to



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


enter into an amended or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

               SECTION 9.02. Amendments and Supplements Requiring Consent of Holders. (a) Except as otherwise provided in Section 9.01(a), this Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes (except as set forth in (C)(iv) below)) with the consent of Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); provided that:

               (A) no such modification or amendment may, without the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding, amend or modify the obligations of the Company under
        Section 4.15 (or the definitions related thereto) that could adversely affect the rights of any Holder of the Notes;

               (B) no such modification or amendment may, without the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding, amend or modify the obligations of the Company and Pro-Fac under Section 4.18 (or the definitions related thereto); and

               (C) without the consent of each Holder affected, the Company and the Trustee may not: (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes; (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or of the right of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note; (viii) take any action that would subordinate the Notes or the Note Guarantees to any other Indebtedness of the Company or any of Guarantors, respectively (except


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


        as provided in Article 10), or otherwise affect the ranking of the Notes or the Note Guarantees; or (ix) release any Guarantor from any of its payment obligations under its Note Guarantee or this Indenture otherwise in accordance with this Indenture.

               (b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

               SECTION 9.03. Compliance with TIA. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended supplemental indenture that complies with the TIA as then in effect.

               SECTION 9.04. Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on such Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

               (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

               (c) After an amendment or waiver becomes effective, it shall bind every Holder, unless it is of the type described in clause (C) of Section 9.02(a), in which case the amendment or waiver shall only bind each Holder that consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

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


               SECTION 9.05. Notation or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

               SECTION 9.06. Trustee Protected. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel pursuant to Sections 12.04 and 12.05 as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms. Neither the Company nor any Guarantor may sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.


                                   ARTICLE 10

                                  SUBORDINATION

               SECTION 10.01. Agreement to Subordinate. The Company and each Guarantor agrees, and each Holder by accepting a Note agrees, that the payment by the Company of principal of, and premium, if any, and interest and Additional Interest, if any, on, the Notes, and by each Guarantor of such amounts under its Note Guarantee (collectively, the "NOTE INDEBTEDNESS"), are subordinated to the prior payment in full in cash when due of the principal of, and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of all existing and future Senior Indebtedness of the Company and of such Guarantor, as the case may be.

               SECTION 10.02. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution to creditors of the Company or any Guarantor of the assets of the Company or such Guarantor, as the case may be, of any kind or character in a total or partial liquidation or dissolution of the Company or such Guarantor, as the case may be, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor, as the case may be, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of the Company or such Guarantor, as the case may be) (an "INSOLVENCY OR LIQUIDATION PROCEEDING"), the holders of all Senior Indebtedness of the Company or such Guarantor, as the case


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


may be, then outstanding will be entitled to payment in full in cash (including interest accruing subsequent to the filing of petition of bankruptcy or insolvency at the rate specified in the document relating to the applicable Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the Company or such Guarantor, as the case may be, under applicable law) before the Holders of Notes are entitled to receive any payment on or with respect to the Note Indebtedness from the Company or such Guarantor, as the case may be, and until all Senior Indebtedness of the Company or such Guarantor, as the case may be, receives payment in full in cash, any distribution to which the Holders of Notes would be entitled will be made to holders of Senior Indebtedness of the Company or such Guarantor, as the case may be.

               SECTION 10.03. No Payment on Notes in Certain Circumstances. (a) Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Designated Senior Indebtedness of the Company or any Guarantor (a "PAYMENT DEFAULT"), no payment of any kind or character shall be made by the Company or such Guarantor, as the case may be, (or by any other Person on its or their behalf) with respect to the Note Indebtedness unless and until (i) such Payment Default shall have been cured or waived in accordance with the instruments governing such Designated Senior Indebtedness or shall have ceased to exist, (ii) such Designated Senior Indebtedness has been discharged or paid in full in cash in accordance with the instruments governing such Designated Senior Indebtedness, or (iii) the benefits of this sentence have been waived by the holders of such Designated Senior Indebtedness or their Representative immediately after which the Company or such Guarantor, as the case may be, must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes.

               (b) Upon (i) the occurrence and continuance of an event of default (other than a Payment Default) relating to Designated Senior Indebtedness of the Company or any Guarantor, as such event of default is defined therein or in the instrument or agreement under which such Designated Senior Indebtedness is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to immediately accelerate without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period the maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (a "NON-PAYMENT DEFAULT") and (ii) the receipt by the Trustee and the Company or such Guarantor, as the case may be, from the trustee or other Representative of holders of such Designated Senior Indebtedness of written notice (a "PAYMENT BLOCKAGE NOTICE") of such occurrence, no payment is permitted to be made by the Company or such Guarantor, as the case may be, (or by any other Person on its or their behalf) in respect of the Note Indebtedness for a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Trustee of such Payment Blockage Notice and ending on the earliest to occur of the following


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


events (subject to any blockage of payments that may then be in effect due to a Payment Default on Designated Senior Indebtedness): (w) such Non-payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such Payment Blockage Notice is received by the Trustee has elapsed; (y) such Payment Blockage Period has been terminated by written notice to the Trustee from the trustee or other representative of holders of such Designated Senior Indebtedness, whether or not such Non-payment Default has been cured or waived or has ceased to exist; and (z) such Designated Senior Indebtedness has been discharged or paid in full in cash, immediately after which, in the case of clause (w), (x), (y) or (z), the Company or such Guarantor, as the case may be, must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes. Notwithstanding the foregoing, (A) not more than one Payment Blockage Period may be commenced in any period of 360 consecutive days and (B) no default or event of default with respect to the Designated Senior Indebtedness of the Company or such Guarantor, as the case may be, that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of at least 90 consecutive days after such date. Notwithstanding anything in this Indenture to the contrary, in no event may the total number of days during which any Payment Blockage Period or Periods are in effect exceed 179 days in the aggregate during any 360 day consecutive period.

               SECTION 10.04. Acceleration of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify each holder of the Senior Indebtedness of the Company or any Guarantor of the acceleration.

               SECTION 10.05. When Distributions Must Be Paid Over. In the event that any payment or distribution of assets of the Company or any Guarantor, whether in cash, property or securities, shall be received by the Trustee or the Holders of Notes at a time when such payment or distribution is prohibited by this Article 10, such payment or distribution shall be segregated from other funds or assets and held in trust for the benefit of the holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company or such Guarantor, as the case may be, may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company or such Guarantor, as the case may be, held or represented by each, for application to the payment of all Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid, to the extent necessary to pay or to provide for the payment in full in

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


cash of all such Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

               With respect to the holders of Senior Indebtedness of the Company or any Guarantor, the Trustee undertakes to perform only such obligations on its part as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to any holders of the Senior Indebtedness of the Company or any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Senior Indebtedness of the Company or any Guarantor and shall not be liable to any holders of such Senior Indebtedness if the Trustee shall pay over or distribute to, or on behalf of, Holders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness are entitled pursuant to this Article 10, except if such payment is made at a time when a Trust Officer has knowledge that the terms of this Article 10 prohibit such payment.

               SECTION 10.06. Notice. Neither the Trustee nor the Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article 10, unless and until the Trustee or Paying Agent shall have received written notice thereof from the Company or such Guarantor or one or more holders of the Senior Indebtedness of the Company or such Guarantor, as the case may be, or a Representative of any holders of such Senior Indebtedness; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of the Senior Indebtedness of the Company or a Guarantor (or a Representative thereof) to establish that such notice has been given.

               The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts it knows that would cause a payment of principal of, or premium, if any, or interest (including Additional Interest, if any) on, the Notes or any other Obligation in respect of the Notes to violate this
Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness of the Company or any Guarantor provided in this Article 10 or the rights of holders of such Senior Indebtedness under this Article 10.

               SECTION 10.07. Subrogation. After all Senior Indebtedness of the Company or any Guarantor has been paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to the payment of such Senior Indebtedness. A distribution made under this Article 10 to holders of the Senior Indebtedness of the Company or any Guarantor that otherwise would have been made to Holders is not, as between the Company or such Guarantor, as the

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


case may be, and Holders, a payment by the Company or such Guarantor, as the case may be, on its Senior Indebtedness.

               SECTION 10.08. Relative Rights. This Article 10 defines the relative rights of Holders and holders of the Senior Indebtedness of the Company or any Guarantor. Nothing in this Indenture shall: (1) impair, as between the Company or a Guarantor, as the case may be, and Holders, the Obligations of the Company or any Guarantor, which are absolute and unconditional, to pay principal of, and premium, if any, and interest (including Additional Interest, if any) on the Notes in accordance with their terms; (2) affect the relative rights of Holders and the creditors of the Company or any Guarantor other than their rights in relation to holders of the Senior Indebtedness of the Company or any Guarantor; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Senior Indebtedness of the Company or any Guarantor to receive distributions and payments otherwise payable to Holders.

               Nothing contained in this Article 10 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company, any Guarantor and the Holders, the Obligations of the Company and the Guarantors, which are absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest (including Additional Interest, if any) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Indebtedness of the Company or any Guarantor, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of such Senior Indebtedness.

               The failure to make a payment on account of principal of, or interest on the Notes by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

               SECTION 10.09. The Company, Guarantors and Holders May Not Impair Subordination. (a) No right of any holder of the Senior Indebtedness of the Company or any Guarantor to enforce the subordination as provided in this
Article 10 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Company or any Guarantor or by any noncompliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture or the Notes or any other agreement regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

               (b) Without in any way limiting Section 10.09(a), the holders of any Senior Indebtedness of the Company or any Guarantor may, at any time and from time to time to the extent not otherwise prohibited by this Indenture, without the consent of or notice to any

Holders, without incurring any liabilities to any Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Indebtedness, even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, do any one or more of the following:
(i) amend, renew, exchange, extend, modify, increase or supplement (to the extent permitted under this Indenture) in any manner such Senior Indebtedness or any instrument evidencing or guaranteeing or securing such Senior Indebtedness or any agreement under which such Senior Indebtedness is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing or altering (to the extent permitted under this Indenture), (x) the terms of such Senior Indebtedness, (y) any security for, or any Guarantee of, such Senior Indebtedness, (z) any liability of any obligor on such Senior Indebtedness (including any guarantor) or any liability incurred in respect of such Senior Indebtedness); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Indebtedness or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Indebtedness or any other liability of any obligor of such Senior Indebtedness to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any of the Senior Indebtedness) in any manner or order; and (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person, elect any remedy and otherwise deal freely with any obligor and any security for such Senior Indebtedness or any liability of any obligor to the holders of such Senior Indebtedness or any liability incurred in respect of such Senior Indebtedness.

               SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made, or a notice given, to holders of Senior Indebtedness of the Company or any Guarantor, the distribution may be made and the notice given to their Representative, if any. If any payment or distribution of the Company's assets is required to be made to holders of any of the Senior Indebtedness of the Company or any Guarantor pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree of any court of competent jurisdiction, or upon any certificate of a Representative of such Senior Indebtedness or a Custodian, in ascertaining the holders of such Senior Indebtedness entitled to participate in any such payment or distribution, the amount to be paid or distributed to holders of such Senior Indebtedness and all other facts pertinent to such payment or distribution or to this Article 10.

               SECTION 10.11. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Notes unless prior to any payment date it has received written notice of facts that would cause a payment of principal of, or premium, if any, or interest (including Additional Interest, if any) on the Notes to violate this Article 10. Only the Company, a Guarantor, a Representative of Senior Indebtedness, or a holder of Senior Indebtedness that has no Representative may give such notice.

               To the extent permitted by the TIA, the Trustee in its individual or any other capacity may hold Indebtedness of the Company or any Guarantor (including Senior Indebtedness) with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

               SECTION 10.12. Trust Moneys Not Subordinated; Permitted Junior Securities. Notwithstanding anything contained herein to the contrary, (x) payments of U.S. Legal Tender or the proceeds of Government Securities held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10 and (y) Holders of Notes may receive and retain Permitted Junior Securities, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Company or any Guarantor, any holder of Senior Indebtedness of the Company or any Guarantor or any other creditor of the Company or any Guarantor.

               SECTION 10.13. Authorization to Effect Subordination. Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes (including, without limitation, the timely filing of a claim for the unpaid balance of the Note that such Holder holds in the form required in any Insolvency or Liquidation Proceeding and causing such claim to be approved).

               If a proper claim or proof of debt in the form required in such proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or a Representative of any Senior Indebtedness of the Company or any Guarantor are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

                                   ARTICLE 11

                                    GUARANTEE

               SECTION 11.01. Guarantee. Each Guarantor hereby unconditionally, jointly and severally, guarantees (each a "NOTE GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee that: (i) the principal of, premium and interest (including Additional Interest, if any) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, upon an Offer or otherwise, and interest on the overdue principal of and interest (including Additional Interest, if any), and premium, if any, on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes will be promptly paid in full, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.

               Each Guarantor hereby further agrees that its Obligations under this Indenture and the Notes shall, subject to Section 11.05, be unconditional, regardless of the validity, legality or enforceability of this Indenture or the Notes, the absence of any action to enforce this Indenture or the Notes, any waiver or consent by any Holder with respect to any provisions this Indenture or the Notes, any modification or amendment of, or supplement of, this Indenture or the Notes, the recovery of any judgment against the Company or any action to enforce any such judgment, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance by the Company of such Obligations. If any Holder or the Trustee is required by any court or otherwise to return to the Company, such Guarantor or a Custodian of the Company or such Guarantor any amount paid by the Company or such Guarantor to the Trustee or such Holder, its Note Guarantee shall, to the extent previously discharged as a result of any such payment, be immediately reinstated and be in full force and effect. Each Guarantor hereby acknowledges and agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Company's Obligations under this Indenture and the Notes may be accelerated as provided in Article 6 for purposes of its Note Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration, and (y) in the event of any declaration of acceleration of the Company's Obligations under this Indenture and the Notes as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Note Guarantee.

               SECTION 11.02. Trustee to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company, the term "Trustee" as used in this Article 11 shall (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

               SECTION 11.03. Subordination of Guarantee. Each Guarantor's Obligations under its Note Guarantee shall be junior and subordinated in right of payment to any Senior Indebtedness of such Guarantor in the same manner and to the same extent as the Notes are subordinated to Senior Indebtedness of the Company pursuant to Article 10.

               SECTION 11.04. Limits of Guarantee. Notwithstanding anything to the contrary in this Article 11, the aggregate amount of the Obligations guaranteed under this Indenture by each Guarantor shall be limited in amount to the maximum amount that would not render such Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Code or any comparable provision of any applicable state law.

               SECTION 11.05. Severability. In case any provision of this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 11.06. Subrogation. Upon making any payment with respect to the Company hereunder, each Guarantor shall be subrogated to the rights of the payee against the Company with respect to such payment; provided that no Guarantor shall enforce any payment by way of subrogation or contribution until all Obligations of the Company under this Indenture have been paid in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the provisions of Section 11.03, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

               SECTION 11.07. Execution of Guarantee. To evidence their Note Guarantee to the Noteholders specified in Section 11.01, the Guarantors hereby agree to execute the Note Guarantee in substantially the form of EXHIBIT E, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. Each such Note Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Note Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Note Guarantee on behalf of such Guarantor. Such signatures upon the Note Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Note Guarantee, and in case any such officer who shall have signed the Note Guarantee shall cease to be such officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Note Guarantee had not ceased to be such officer of the Guarantor.

               SECTION 11.08. Release of Guarantor. A Subsidiary Guarantor shall be released from all of its obligations under its Guarantee if:

               (i) all of the assets or Capital Stock of such Subsidiary Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Indenture (including, without limitation, Section 4.16); or

              (ii) the Subsidiary Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture (including
        Section 4.05);

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

               The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this
Article 11.


                                   ARTICLE 12

                                  MISCELLANEOUS

               SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

               SECTION 12.02. Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:

                      If to the Company or the Guarantors:
                             Agrilink Foods, Inc.
                             90 Linden Oaks
                             Rochester, New York  14602
                             Telecopier: (716) 383-1606
                             Attention: President

                      If to the Trustee:
                             IBJ Schroder Bank & Trust Company
                             One State Street
                             New York, New York  10004
                             Telecopier:  (212) 858-2952
                   Attention: Corporate Finance Trust Services

               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the date receipt is acknowledged, if mailed by registered or certified mail; (iii) when answered back, if telecopied and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register maintained by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

               SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

               SECTION 12.04. Certificate and Opinion As to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, at the Trustee's request: (a) an Officers' Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with and (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

               SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include: (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

               SECTION 12.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

               SECTION 12.07. Legal Holidays. If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

               SECTION 12.08. No Recourse Against Others. No director, officer, employee, incorporator or direct or indirect stockholder or Affiliate of the Company or any Guarantor (other than the Company and any Guarantor), as such, shall have any liability for any obligation of the Company or such Guarantor under this Indenture, the Note Guarantees or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

               SECTION 12.09. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               SECTION 12.10. Initial Appointments, Compliance Certificates. The Company initially appoints the Trustee as Paying Agent, Registrar (subject to
Section 2.03 and 2.06) and authenticating agent. The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section
4.03 shall be for the fiscal year ending on June 26, 1999.

               SECTION 12.11. Governing Law. The laws of the State of New York shall govern this Indenture and the Notes, without regard to conflict of laws provisions thereof.

               SECTION 12.12. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

               SECTION 12.13. Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind any successors of the Company and such Guarantors, respectively. All agreements of the Trustee in this Indenture shall bind its successor.

               SECTION 12.14. Severability. If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 12.15. Third Party Beneficiaries. Holders of Senior Indebtedness are third party beneficiaries of this Indenture, and any of them (or their Representative) shall have the right to enforce the provisions of this Indenture that benefit such holders.

               SECTION 12.16. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture, and shall in no way modify or restrict any of the terms or provisions of this Indenture.

                                 [Signature Pages Follow]

               IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                            AGRILINK FOODS, INC.


                                            By:   /s/ DENNIS M. MULLEN
                                               -----------------------------
                                               Name:
                                               Title:


                                            PRO-FAC COOPERATIVE, INC.

                                            By:   /s/ EARL L. POWERS
                                               -----------------------------
                                               Name:
                                               Title:


                                            LINDEN OAKS CORPORATION

                                            By:   /s/ TIMOTHY BENJAMIN
                                               -----------------------------
                                               Name:
                                               Title:

                                            KENNEDY ENDEAVORS, INCORPORATED

                                            By:   /s/ EARL L. POWERS
                                               -----------------------------
                                               Name:
                                               Title:


                                            IBJ SCHRODER BANK & TRUST COMPANY
                                            as Trustee

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

               IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                            AGRILINK FOODS, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                               Title:


                                            PRO-FAC COOPERATIVE, INC.

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:


                                            LINDEN OAKS CORPORATION

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

                                            KENNEDY ENDEAVORS, INCORPORATED

                                            By:
                                               -----------------------------
                                               Name:
                                               Title:


                                            IBJ SCHRODER BANK & TRUST COMPANY
                                            as Trustee

                                            By:   /s/ TERENCE RAWLINS
                                               -----------------------------
                                               Name:  TERENCE RAWLINS
                                               Title: ASSISTANT VICE PRESIDENT

                                                                       EXHIBIT A


                                   [FORM OF INITIAL NOTE]

        THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (i)
        (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES

        LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                                   AGRILINK FOODS, INC.
                        11-7/8% SENIOR SUBORDINATED NOTES DUE 2008


No.  ____________                                                  $__________
                                                             [CUSIP][CINS] NO.

               Agrilink Foods, Inc., a corporation duly organized and existing under the laws of the State of New York (herein called the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ___________________ Dollars on November 1, 2008.

               Interest Payment Dates:      May 1 and November 1, commencing
                                            May 1, 1999

               Record Dates:.       April 15 and October 15

               Pursuant to the Indenture, the payment of principal of and premium, if any, and interest and, if applicable, Additional Interest on this
Note is unconditionally guaranteed by Pro-Fac Cooperative, Inc., a cooperative corporation duly organized and existing under the laws of the State of New York, and its successors ("PRO-FAC") and by the Subsidiary Guarantors (as defined in the Indenture) (together with Pro-Fac, the "GUARANTORS"), and such other Persons as may from time to time execute and deliver to the Trustee a counterpart of the Indenture as a Subsidiary Guarantor.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and as more fully specified in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              AGRILINK FOODS, INC.


                                            By:
                                               ------------------------
                                               Name:
                                               Title:


                                            By:
                                               ------------------------
                                               Name:
                                               Title:




Dated:   [              ]

               This is one of the Notes referred to in the within-mentioned Indenture.

                                            IBJ SCHRODER BANK & TRUST COMPANY
                                               as Trustee


Dated:  [            ]                 By:
                                          -----------------------------
                                               Authorized Signatory

                             FORM OF REVERSE OF NOTE


               1. INTEREST. Agrilink Foods, Inc. (the "COMPANY") promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Cash interest will accrue at 11-7/8% per annum until maturity and will be payable semi-annually in arrears in cash on May 1 and November 1 of each year commencing May 1, 1999, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the original date of issue. To the extent lawful, the Company shall pay interest on overdue principal, premium, if any, interest and Additional Interest, if any, from time to time on demand at the rate borne by this Note, compounded semi-annually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               In the event that one or more Registration Defaults (as defined in the Registration Rights Agreements) shall have occurred and be continuing under the Registration Rights Agreement, then Additional Interest (as defined therein) (in addition to the interest otherwise due hereon) will accrue on the principal amount of the Transfer Restricted Securities (as defined therein) from and including the date on which the first such Registration Default shall have occurred to but excluding the date on which all such Registration Defaults have been cured. All accrued Additional Interest, if any, will be paid by the Company or the Guarantors, in arrears, on each Interest Payment Date.

               2. METHOD OF PAYMENT. The Company will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date, which record date shall be April 15 and October 15 of each year (each a "RECORD DATE"); notwithstanding the foregoing, the first Record Date shall be April 15, 1999. Holders must surrender Notes to a Paying Agent, as defined below, to collect principal payments on such Notes. Principal of, premium, if any, interest and Additional Interest, if any, on, the Notes will be payable at the office or agency of the Company maintained for such purpose within the Borough of Manhattan in the City and State of New York or, at the option of the Company by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the Holder. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER").

               3. PAYING AGENT AND REGISTRAR. (a) IBJ Schroder Bank & Trust Company (the "TRUSTEE") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company, any Guarantor or any of their respective Affiliates may act in any such capacity unless an Event of Default shall have occurred and be continuing.

               (b) Pursuant to the Indenture, the Company has appointed the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Notes.

               (c) Holders shall present Notes to the Trustee, as transfer and exchange agent, for transfer and exchange.

               4. INDENTURE. The Company has issued the Notes under an Indenture, dated as of November 18, 1998 (the "INDENTURE"), among the Company, as issuer of the Notes, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "TRUST INDENTURE ACT"). Capitalized terms used herein are used as defined in the Indenture unless defined herein. The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned to them in the Indenture). The Notes are unsecured general obligations of the Company limited to $200,000,000 in aggregate principal amount.

               5. REDEMPTION PROVISIONS. (a) The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

               (b) The Notes may not be redeemed prior to November 1, 2003, but will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2003, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest thereon to the redemption date, if redeemed during the twelve-month period beginning November 1:

                                                                OPTIONAL
                                                               REDEMPTION
                      YEAR                                        PRICE
                      2003.................................     105.938%
                      2004.................................     103.958%
                      2005.................................     101.979%
                      2006 and thereafter..................     100.000%

               Notwithstanding the foregoing, at any time prior to November 1, 2001, the Company may redeem at its option up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; provided that (a) at least $130 million in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of any such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

               (c) If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed at the registered address of such holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

               6. MANDATORY OFFERS. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company repurchase such Holder's Notes, in whole or in part in integral multiples of $1,000 in principal amount, for a cash purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any), if any, to the date of repurchase, as provided in, and subject to the terms of, the Indenture.

               (b) The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest (including Additional Interest, if any), if any, thereon to the date of repurchase with certain of the Net Available Proceeds of Asset Sales in accordance with the Indenture.

               7. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in multiples of $1,000 principal amount unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

               8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 principal amount of maturity and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Neither the Trustee nor the Registrar shall be required (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption ending on the date of such mailing, (iii) to register the transfer or exchange of a Note between a Record Date and the next succeeding Interest Payment Date.

               9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of the Note for all purposes.

               10. AMENDMENTS AND WAIVERS. (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

               (b) Notwithstanding section 10(a) above, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes, without the consent of any Holder, to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the obligations to the Holders of the Company, or the Guarantors, as the case may be, in the event of any merger or reorganization involving the Company, or a Guarantor, as the case may be, that is permitted under Article 5 of the Indenture; make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights under the Indenture of any Holder; or comply with the requirements of the Securities and Exchange Commission ("SEC") in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

               11. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Note Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

               12. SUBORDINATION. All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash of all Obligations owed under and in respect of all existing and future Senior Indebtedness of the Company and of each Guarantor, and the subordination of the Notes is for the benefit of all holders of all Senior Indebtedness, whether outstanding on the Issue Date or incurred thereafter. The Company and each Guarantor agree, and each Holder by accepting a Note agrees, to the subordination.

               13. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

               14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or direct or indirect stockholder of the Company or any Guarantor (other than the Company and any Guarantor), as such, shall have any liability for any obligation of the Company or such Guarantor under the Indenture or the Notes or Note Guarantees or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

               15. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Note Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Note Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

               16. RESTRICTIVE COVENANTS. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

               17. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

               18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               19. CUSIP/CINS NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP and CINS numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and CINS numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Agrilink Foods, Inc., 90 Linden

Oaks, P.O. Box 20670, Rochester, New York 14602, Attention: Vice
President--Communications, or by telephone at 716-383-1850.

                  SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES*


               The following exchanges of a part of this Global Note for Physical Notes have been made:

                    Amount of          Amount of increase    Principal Amount of     Signature of
                    decrease in        in                    this Global Note        authorized officer
Date of Exchange    Principal Amount   Principal Amount of   following such          of Trustee or
                    of this Global     this Global Note      decrease (or increase)  Notes Custodian
                    Note
--------------------------------------------------------------------------------------------------------


















------------------------

* This schedule should only be added if the Note is issued in global form.

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to

------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: _________________    Signed:  _______________________________________
                                      (Sign exactly as name appears on the
                                      other side of this Note)

Signature Guarantee:          ______________________________________________
                              Participant in a recognized Signature Guarantee
                              Medallion Program (or other signature guarantee program reasonably acceptable to the Trustee)

               In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) by end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                        [Check One]


(1)         __     to the Company or a subsidiary thereof; or
(2)         __     pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)         __     to an institutional "accredited investor" (as defined in Rule 501(a)(1),
                   (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain
                   representations and agreements (the form of which letter can be obtained from the Trustee); or
(4)                __ outside the United states to a "foreign person" in
                   compliance with Rule 904 of Regulation S under the Securities
                   Act; or
(5)         __     pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(6)         __     pursuant to an effective registration statement under the Securities Act;
                   or
(7)         __     pursuant to another available exemption from the registration requirements of the Securities Act;



and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

               [ ]       The transferee is an Affiliate of the Company.

               Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.09 of the Indenture shall have been satisfied.

Dated:  __________________       Signed:  _______________________________
                                          (Sign exactly as name appears on the
                                          other side of this Security)


Signature Guarantee:  _________________________________________________
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantee program reasonably acceptable to the Trustee)


              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:  __________________                  ________________________________
                                            NOTICE:  To be executed by
                                                         an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the box: [ ]

               If you elect to have this Note purchased by the Company pursuant to Section 4.16 of the Indenture, check the box: [ ]

               If you elect to have only part of the principal amount of this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, state the portion of such amount (multiples of $1,000 principal amount only):
      $____________________________.

Dated: ______________________   Your signature: _______________________________
                                               (Sign exactly as name appears on
                                               the other side of this Note)

Signature Guarantee:____________________________________

               (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                             [FORM OF EXCHANGE NOTE]

                              AGRILINK FOODS, INC.
                   11-7/8% SENIOR SUBORDINATED NOTES DUE 2008


No.  ____________                                                  $__________
                                                             [CUSIP][CINS] NO.

               Agrilink Foods, Inc., a corporation duly organized and existing under the laws of the State of New York (herein called the "COMPANY", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________, or registered assigns, the principal sum of ___________________ Dollars on November 1, 2008.

               Interest Payment Dates:      May 1 and November 1, commencing
                                            May 1, 1999

               Record Dates:        April 15 and October 15

               Pursuant to the Indenture, the payment of principal of and premium, if any, and interest and, if applicable, Additional Interest on this
Note is unconditionally guaranteed by Pro-Fac Cooperative, Inc., a cooperative corporation duly organized and existing under the laws of the State of New York, and its successors ("PRO-FAC") and by the Subsidiary Guarantors (as defined in the Indenture) (together with Pro-Fac, the "GUARANTORS"), and such other Persons as may from time to time execute and deliver to the Trustee a counterpart of the Indenture as a Subsidiary Guarantor.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and as more fully specified in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              AGRILINK FOODS, INC.


                                            By:
                                               ------------------------
                                               Name:
                                               Title:


                                            By:
                                               ------------------------
                                               Name:
                                               Title:




Dated:  [         ]

               This is one of the Notes referred to in the within-mentioned Indenture.

                                            IBJ SCHRODER BANK & TRUST COMPANY
                                               as Trustee


Dated:  [         ]                 By:
                                       --------------------------------
                                             Authorized Signatory

                             FORM OF REVERSE OF NOTE


               1. INTEREST. Agrilink Foods, Inc. (the "COMPANY") promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Cash interest will accrue at 11-7/8% per annum until maturity and will be payable semi-annually in arrears in cash on May 1 and November 1 of each year commencing May 1, 1999, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the original date of issue. To the extent lawful, the Company shall pay interest on overdue principal, premium, if any, interest and Additional Interest, if any, from time to time on demand at the rate borne by this Note, compounded semi-annually. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               There shall also be payable in respect of this Note all Additional Interest that may have accrued on the Note for which this Note was exchanged (as defined in such Note) pursuant to the Exchange Offer or otherwise pursuant to a Registration of such Note, such Additional Interest to be payable in accordance with the terms of such Note.

               2. METHOD OF PAYMENT. The Company will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on the record date for the next Interest Payment Date, which record date shall be April 15 and October 15 of each year (each a "RECORD DATE"); notwithstanding the foregoing, the first Record Date shall be April 15, 1999. Holders must surrender Notes to a Paying Agent, as defined below, to collect principal payments on such Notes. Principal of, premium, if any, interest and Additional Interest, if any, on, the Notes will be payable at the office or agency of the Company maintained for such purpose within the Borough of Manhattan in the City and State of New York or, at the option of the Company by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the Holder. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER").

               3. PAYING AGENT AND REGISTRAR. (a) IBJ Schroder Bank & Trust Company (the "TRUSTEE") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company, any Guarantor or any of their respective Affiliates may act in any such capacity unless an Event of Default shall have occurred and be continuing.

               (b) Pursuant to the Indenture, the Company has appointed the Trustee as transfer and exchange agent for the purpose of any transfer or exchange of the Notes.

               (c) Holders shall present Notes to the Trustee, as transfer and exchange agent, for transfer and exchange.

               4. INDENTURE. The Company has issued the Notes under an Indenture, dated as of November 18, 1998 (the "INDENTURE"), among the Company, as issuer of the Notes, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "TRUST INDENTURE ACT"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned to them in the Indenture). The Notes are unsecured general obligations of the Company limited to $200,000,000 in aggregate principal amount.

               5. REDEMPTION PROVISIONS. (a) The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

               (b) The Notes may not be redeemed prior to November 1, 2003, but will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2003, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest if any, thereon to the redemption date, if redeemed during the twelve-month period beginning November 1:

                                                                OPTIONAL
                                                               REDEMPTION
                      YEAR                                        PRICE
                      2003.................................     105.938%
                      2004.................................     103.958%
                      2005.................................     101.979%
                      2006 and thereafter..................     100.000%

               Notwithstanding the foregoing, at any time prior to November 1, 2001, the Company may redeem at its option up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; provided that (a) at least $130 million in aggregate principal amount of the Notes remains outstanding immediately after the occurrence of any such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

               (c) If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed at the registered address of such holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

               6. MANDATORY OFFERS. (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company repurchase such Holder's Notes, in whole or in part in integral multiples of $1,000 in principal amount, for a cash purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any), if any, to the date of repurchase, as provided in, and subject to the terms of, the Indenture.

               (b) The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest (including Additional Interest, if any), thereon to the date of repurchase with certain of the Net Available Proceeds of Asset Sales in accordance with the Indenture.

               7. NOTES TO BE REDEEMED OR PURCHASED. The Notes may be redeemed or purchased in part, but only in multiples of $1,000 principal amount unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

               8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 principal amount of maturity and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Neither the Trustee nor the Registrar shall be required (i) to register the transfer of or exchange any Note selected for redemption, (ii) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption ending on the date of such mailing, (iii) to register the transfer or exchange of a Note between a Record Date and the next succeeding Interest Payment Date.

               9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of the Note for all purposes.

               10. AMENDMENTS AND WAIVERS. (a) Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

               (b) Notwithstanding section 10(a) above, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes, without the consent of any Holder, to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the obligations to the Holders of the Company, or the Guarantors, as the case may be, in the event of any merger or reorganization involving the Company, or a Guarantor, as the case may be, that is permitted under Article 5 of the Indenture; make any change that would provide any additional rights or benefits to Holders or does not adversely affect the legal rights under the Indenture of any Holder; or comply with the requirements of the Securities and Exchange Commission ("SEC") in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

               11. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Note Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

               12. SUBORDINATION. All Obligations owed under and in respect of the Notes are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full in cash of all Obligations owed under and in respect of all existing and future Senior Indebtedness of the Company and of each Guarantor, and the subordination of the Notes is for the benefit of all holders of all Senior Indebtedness, whether outstanding on the Issue Date or incurred thereafter. The Company and each Guarantor agree, and each Holder by accepting a Note agrees, to the subordination.

               13. TRUSTEE DEALINGS WITH COMPANY. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.

               14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or direct or indirect stockholder of the Company or any Guarantor (other than the Company and any Guarantor), as such, shall have any liability for any obligation of the Company or such Guarantor under the Indenture or the Notes or Note Guarantees or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

               15. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Note Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

               16. RESTRICTIVE COVENANTS. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

               17. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

               18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

               19. CUSIP/CINS NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP and CINS numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP and CINS numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.

               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Agrilink Foods, Inc., 90 Linden Oaks, P.O. Box 20670, Rochester, New York 14602, Attention: Vice President--Communications, or by telephone at 716-383-1850.

SCHEDULE OF EXCHANGES OF CERTIFICATED NOTES*


               The following exchanges of a part of this Global Note for Physical Notes have been made:

                    Amount of          Amount of increase    Principal Amount of     Signature of
                    decrease in        in                    this Global Note        authorized officer
Date of Exchange    Principal Amount   Principal Amount of   following such          of Trustee or
                    of this Global     this Global Note      decrease (or increase)  Notes Custodian
                    Note
-------------------------------------------------------------------------------------------------------












----------------------
* This schedule should only be added if the Note is issued in global form.

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: _________________    Signed:  _______________________________________
                                     (Sign exactly as name appears on the other side of this Note)

Signature Guarantee:         ______________________________________________
                             Participant in a recognized Signature Guarantee
                             Medallion Program (or other signature guarantee program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you elect to have this Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the box: [ ]

               If you elect to have this Note purchased by the Company pursuant to Section 4.16 of the Indenture, check the box: [ ]

               If you elect to have only part of the principal amount of this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, state the portion of such amount (multiples of $1,000 principal amount only):
$______________________________.

Dated: ______________________   Your signature: ________________________________
                                               (Sign exactly as name appears on
                                               the other side of this Note)

Signature Guarantee:________________________________

               (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                    -----------------------------------------


                                                           [           ], [    ]


IBJ Schroder Bank & Trust Company
One State Street
New York, NY  10004
Attention:  Corporate Trust Administration


               Re:    Agrilink Foods, Inc. (the "COMPANY")
                      11-7/8% Senior Subordinated Notes
                      due 2008 (the "NOTES")
                      ------------------------------------

Ladies and Gentlemen:

               In connection with our proposed purchase of Notes of the Company, we confirm that:

               (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (the "INSTITUTIONAL ACCREDITED INVESTOR");

               (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

               (iii) in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

               (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

               (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

               (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

               We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which are acquired any Notes, that any such Notes may be offered, resold, pledged or otherwise transferred only: (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in a transaction meeting the requirements of Rule 144A, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will bear a legend reflecting the substance of this paragraph. We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

               THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                     --------------------------------
                                     (Name of Purchaser)


                                     By:
                                        -------------------------------
                                        Name:
                                        Title:


                                    Address:
                                            ------

                                            --------------------------

                                            --------------------------

                                                                       EXHIBIT D


                       Form of Certificate to be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S
                            ------------------------


                                                                 ---------, ----


IBJ Schroder Bank & Trust Company
One State Street
New York, NY  10004
Attention: Corporate Trust Administration


                Re:   Agrilink Foods, Inc. (the "COMPANY")
                      11-7/8% Senior Subordinated Notes due 2008 (the "NOTES")
                      --------------------------------------------------------
Dear Sirs:

               In connection with our proposed sale of U.S.$200,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

               (1) the offer of the Notes was not made to a person in the United States;

               (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

               (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933.

               You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Transferor]



                                By:
                                   ----------------------------------
                                          Authorized Signatory

                                                                       EXHIBIT E

                                 NOTE GUARANTEE
                                 --------------


               For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest (and Additional Interest, if any) on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest (and Additional Interest, if any), if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Articles 10 and 11 of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

               Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of November 18, 1998, among Agrilink Foods, Inc., a New York corporation, as issuer (the "COMPANY"), the Guarantors named therein and IBJ Schroder Bank & Trust Company, as trustee (the "TRUSTEE"), as amended or supplemented (the "INDENTURE").

               The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and are expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Guarantors to the extent set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

               THIS NOTE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

               This Note Guarantee is subject to release upon the terms set forth in the Indenture.

               IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.



Date:  [             ]

                                            PRO-FAC COOPERATIVE, INC.



                                            By:
                                               ---------------------------
                                               Name:
                                               Title:


                                            LINDEN OAKS CORPORATION


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

                                            KENNEDY ENDEAVORS, INCORPORATED

                                            By:
                                               ---------------------------
                                               Name:
                                               Title: